                               PRICING SUPPLEMENT

      (TO PROSPECTUS SUPPLEMENT AND PROSPECTUS EACH DATED AUGUST 6, 1998)

                                  $750,000,000

                                     [LOGO]

                      4.875% GLOBAL NOTES DUE JULY 2, 2004

          ------------------------------------------------------------

    The Walt Disney Company will pay interest on each January 2 and July 2. The first interest payment will be made on January 2, 2002. Disney may not redeem the 4.875% Global Notes prior to maturity unless certain events occur involving United States taxation. There is no sinking fund for the 4.875% Global Notes.

                                                 PRICE TO     UNDERWRITING   PROCEEDS TO
                                                PUBLIC (1)      DISCOUNT       COMPANY
                                                ----------    ------------   -----------
Per 4.875% Global Note.......................    99.821%         .250%         99.571%
Total........................................  $748,657,500    $1,875,000    $746,782,500

(1) Plus accrued interest, if any, from June 25, 2001.

    Delivery of the 4.875% Global Notes in book-entry form only will be made through The Depository Trust Company, Clearstream and Euroclear on or about June 25, 2001.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PRICING SUPPLEMENT OR THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES IS TRUTHFUL AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

LEHMAN BROTHERS

               BEAR, STEARNS & CO. INC.

                              BNP PARIBAS

                                             SALOMON SMITH BARNEY

             The date of this Pricing Supplement is June 20, 2001.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
                          PRICING SUPPLEMENT
Description of the 4.875% Global Notes......................    PS-3
Underwriting................................................   PS-10
General Information.........................................   PS-11

                        PROSPECTUS SUPPLEMENT
Use of Proceeds.............................................     S-3
Description of the Notes....................................     S-3
Important Currency Information..............................    S-24
Foreign Currency Risks......................................    S-24
Indexed Notes Risks.........................................    S-25
Certain United States Federal Tax Considerations............    S-26
Plan of Distribution........................................    S-30
Legal Matters...............................................    S-32

                              PROSPECTUS
Available Information.......................................       2
Incorporation of Certain Documents by Reference.............       2
The Company.................................................       3
Use of Proceeds.............................................       4
Ratios of Earnings to Fixed Charges.........................       4
Certain Financial Information...............................       5
Description of Debt Securities..............................       6
Description of Preferred Stock..............................      13
Description of Depositary Shares............................      17
Description of Common Stock.................................      19
Description of Warrants.....................................      24
Plan of Distribution........................................      25
Legal Matters...............................................      26
Experts.....................................................      26

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

    In this Pricing Supplement and accompanying Prospectus Supplement and Prospectus, unless otherwise specified or the context otherwise requires, references to "dollars", "$" and "U.S.$" are to United States dollars.

                     DESCRIPTION OF THE 4.875% GLOBAL NOTES

    The 4.875% Global Notes will be issued as a part of a series of senior debt securities designated as Medium-Term Notes (the "Medium-Term Notes") and issued under an Indenture, dated as of March 7, 1996 (the "Indenture"), between Disney and Citibank, N.A., as trustee (the "Trustee"). The Medium-Term Notes are currently limited to $6,700,000,000 aggregate initial offering price or the equivalent thereof in one or more foreign or composite currencies or currency units and the 4.875% Global Notes are currently limited to $750,000,000 aggregate principal amount. The following summary of certain provisions of the 4.875% Global Notes, of the Medium-Term Notes and of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Pricing Supplement and the accompanying Prospectus Supplement and Prospectus are a part. Capitalized terms used but not defined herein or in the accompanying Prospectus Supplement or Prospectus have the meanings given to them in the Indenture. The term "Securities," as used under this caption, refers to all Securities issuable from time to time under the Indenture and includes the Medium-Term Notes. The term "Medium-Term Notes" includes the 4.875% Global Notes.

GENERAL

    All Securities, including the 4.875% Global Notes, to be issued under the Indenture will be senior unsecured obligations of Disney and will rank pari passu with all other senior unsecured indebtedness of Disney from time to time outstanding. The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder, and Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by Disney for each series. Disney may, from time to time, without the consent of the holders of the 4.875% Global Notes, reopen the 4.875% Global Notes and issue additional 4.875% Global Notes; Disney may also provide for the issuance of additional Medium-Term Notes or other Securities under the Indenture in addition to the Securities authorized as of the date of this Pricing Supplement.

    The 4.875% Global Notes will be Fixed Rate Notes and will mature at par on July 2, 2004. The 4.875% Global Notes will bear interest from the date of issue at the rate of 4.875% per annum. Interest on the 4.875% Global Notes will be payable semiannually in arrears on January 2 and July 2 of each year, commencing on January 2, 2002 to holders of the 4.875% Global Notes on the fifteenth day (whether or not a Business Day) immediately preceding the related interest payment date. Payments of principal of and interest on the 4.875% Global Notes will be made by Disney through the Trustee to the Depositary. See "Description of the Notes--Book-Entry Notes" in the accompanying Prospectus Supplement.

    The 4.875% Global Notes will not be subject to redemption before maturity, by a sinking fund or otherwise, unless certain events occur involving United States taxation. See "--Redemption for Tax Purposes."

PAYMENT OF ADDITIONAL AMOUNTS

    Disney will, subject to certain exceptions and limitations set forth below, pay to the holder of any 4.875% Global Note who is a United States Alien (as defined below), as additional interest, such amounts ("Additional Amounts") as may be necessary in order that every net payment on such 4.875% Global Note (including payment of the principal of and interest on such 4.875% Global Note) by Disney or a paying agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such 4.875% Global Note to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply to:

        (a) any tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder or beneficial owner of such 4.875% Global Note (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein or (ii) such holder's or beneficial owner's past or present status as a personal holding company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States Federal income tax;

        (b) any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

        (c) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a 4.875% Global Note for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

        (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a 4.875% Global Note;

        (e) any tax, assessment or other governmental charge required to be withheld by any paying agent from a payment on a 4.875% Global Note, if such payment can be made without such withholding by any other paying agent;

        (f) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a 4.875% Global Note if such compliance is required by statute or regulation of the United States or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

        (g) any tax, assessment or other governmental charge imposed on a holder that actually or constructively owns 10 percent or more of the combined voting power of all classes of stock of Disney;

        (h) any tax, assessment or other governmental charge payable by means of deduction or withholding imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

        (i) any combination of items (a), (b), (c), (d), (e), (f), (g) and (h);

nor shall Additional Amounts be paid with respect to a payment on a 4.875% Global Note to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to Additional Amounts (or payment of Additional Amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the holder of such 4.875% Global Note.

    For the purposes above, a "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust. "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

REDEMPTION FOR TAX PURPOSES

    If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the consummation of this offering, Disney becomes or will become obligated to pay Additional Amounts as described above or (b) any act is taken by a taxing authority of the United States on or after the consummation of this offering, whether or not such act is taken with respect to Disney or any affiliate, that results in a substantial likelihood that Disney will or may be required to pay such Additional Amounts, then Disney may, at its option, redeem, as a whole, but not in part, the 4.875% Global Notes on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that Disney determines, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the 4.875% Global Notes or any action that would entail a material cost to Disney. No redemption pursuant to (b) above may be made unless Disney shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial likelihood that it will or may be required to pay Additional Amounts described above and Disney shall have delivered to the Trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Disney is entitled to redeem the 4.875% Global Notes pursuant to their terms.

CERTAIN UNITED STATES TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of a 4.875% Global Note will generally be subject to the 30% United States Federal withholding tax that generally applies to payments of interest on a registered form debt obligation issued by a United States person, unless (i) each clearing system, bank or other financial institution that holds such beneficial owner's 4.875% Global Note in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) one of the following steps is taken to obtain an exemption from or reduction of the tax:

    EXEMPTION FOR UNITED STATES ALIENS (IRS FORM W-8BEN). A beneficial owner of a 4.875% Global Note that is a United States Alien can obtain an exemption from the withholding tax by providing a properly completed Internal Revenue Service ("IRS") Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

    EXEMPTION FOR UNITED STATES ALIENS WITH EFFECTIVELY CONNECTED INCOME (IRS FORM W-8ECI). A beneficial owner of a 4.875% Global Note that is a United States Alien, including a non-United States corporation or bank with a United States branch, that conducts a trade or business in the United States with which the interest income on a 4.875% Global Note is effectively connected, can obtain an exemption from the withholding tax by providing a properly completed IRS Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR UNITED STATES ALIENS ENTITLED TO THE BENEFITS OF A TREATY (IRS FORM W-8BEN). A beneficial owner of a 4.875% Global Note that is a United States Alien entitled to the benefits of an income tax treaty to which the United States is a party can obtain an exemption from or reduction of the withholding tax (depending on the terms of the treaty) by providing a properly completed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

    EXEMPTION FOR NON-UNITED STATES ALIENS (IRS FORM W-9). A beneficial owner of a 4.875% Global Note that is not a United States Alien can obtain an exemption from the withholding tax by providing a properly completed IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

    UNITED STATES FEDERAL INCOME TAX REPORTING PROCEDURE. A beneficial owner of a 4.875% Global Note, or, in the case of IRS Forms W-8BEN and W-8ECI, its agent, is required to submit the appropriate IRS form under applicable procedures to the person through which the owner directly holds the 4.875% Global Note. For example, if the beneficial owner is listed directly on the books of Euroclear or Clearstream as the holder of the 4.875% Global Note, the IRS form must be provided to Euroclear or Clearstream, as the case may be. Each other person through which a 4.875% Global Note is held must submit, on behalf of the beneficial owner, the IRS form (or in certain cases a copy thereof) under applicable procedures to the person through which it holds the 4.875% Global Note, until the IRS form is received by the United States person who would otherwise be required to withhold United States Federal income tax from interest on the 4.875% Global Note. For example, in the case of 4.875% Global Notes held through Euroclear or Clearstream, the IRS form (or a copy thereof) must be received by the U.S. Depositary (as defined herein) of such clearing agency. Applicable procedures include additional certification requirements if a beneficial owner of the 4.875% Global Note provides an IRS Form W-8BEN to a securities clearing organization, bank or other financial institution that holds the 4.875% Global Note on its behalf. See "Certain United States Federal Tax Considerations--Non-United States Holders" in the accompanying Prospectus Supplement as hereafter modified: (i) the reference therein to Internal Revenue Service Form W-8 is changed to IRS Form W-8BEN; (ii) the reference therein to the 31% backup withholding tax is changed to a current rate of 31%, which rate is scheduled to be reduced periodically through 2006; and (iii) the reference therein to "Final Regulations" is changed to state that the Final Regulations have been issued by the Treasury Department and are generally effective for payments made after December 31, 2000.

    Prospective investors should consult their tax advisors regarding the certification requirements for United States Aliens.

    EACH HOLDER OF A 4.875% GLOBAL NOTE SHOULD BE AWARE THAT IF IT DOES NOT PROPERLY PROVIDE THE REQUIRED IRS FORM, OR IF THE IRS FORM (OR, IF PERMISSIBLE, A COPY OF SUCH FORM) IS NOT PROPERLY TRANSMITTED TO AND RECEIVED BY THE UNITED STATES PERSON OTHERWISE REQUIRED TO WITHHOLD UNITED STATES FEDERAL INCOME TAX, INTEREST ON THE 4.875% GLOBAL NOTE MAY BE SUBJECT TO UNITED STATES WITHHOLDING TAX AT A 30% RATE AND THE HOLDER (INCLUDING THE BENEFICIAL OWNER) WILL NOT BE ENTITLED TO ANY ADDITIONAL AMOUNTS FROM DISNEY DESCRIBED UNDER THE SUBHEADING "--PAYMENT OF ADDITIONAL AMOUNTS" WITH RESPECT TO SUCH TAX. SUCH TAX, HOWEVER, MAY IN

CERTAIN CIRCUMSTANCES BE ALLOWED AS A REFUND OR AS A CREDIT AGAINST SUCH HOLDER'S UNITED STATES FEDERAL INCOME TAX. THE FOREGOING DOES NOT DEAL WITH ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING THAT MAY BE RELEVANT TO FOREIGN HOLDERS OF THE 4.875% GLOBAL NOTES. INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS FOR SPECIFIC ADVICE CONCERNING THE OWNERSHIP AND DISPOSITION OF THE 4.875% GLOBAL NOTES.

BOOK-ENTRY NOTES

    THE DEPOSITARY, CLEARSTREAM AND EUROCLEAR. Upon issuance, the 4.875% Global Notes will be represented by one or more fully registered global notes (the "Global Notes"). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company or any successor thereto (the "Depositary"), as Depositary, and registered in the name of Cede & Co. (the Depositary's partnership nominee). Unless and until it is exchanged in whole or in part for Notes in definitive form, no Global Note may be transferred except as a whole by the Depositary to a nominee of such Depositary. Investors may elect to hold interests in the Global Notes through either the Depositary (in the United States) or through Clearstream Banking, SOCIETE ANONYME, Luxembourg ("Clearstream") or Euroclear Bank S.A./NV, as operator of the Euroclear System ("Euroclear"), if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries").

    Clearstream advises that it is incorporated as a limited liability company under the laws of Luxembourg. Clearstream is owned by Cedel International, SOCIETE ANONYME, and Deutsche Bourse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. to facilitate settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream Participants are limited to securities brokers and dealers and banks, and may include the Underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly. Clearstream is an indirect participant in The Depository Trust Company.

    Distributions with respect to the 4.875% Global Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by Clearstream.

    Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.

Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear system is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator advises that it is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to 4.875% Global Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

    GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES. Initial settlement for the 4.875% Global Notes will be made in immediately available funds. Secondary market trading between the Depositary Participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

    Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving 4.875% Global Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositary.

    Because of time-zone differences, credits of 4.875% Global Notes received in Clearstream or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in such 4.875% Global Notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of 4.875% Global Notes by or through a Clearstream Participant or a Euroclear Participant to a Depositary Participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

    Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of 4.875% Global Notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                                  UNDERWRITING

    Disney has agreed to sell, and each Underwriter has agreed to purchase, the amount of the 4.875% Global Notes set forth opposite its name.

                                                           PRINCIPAL AMOUNT OF
                       UNDERWRITER                         4.875% GLOBAL NOTES
                       -----------                         -------------------
Lehman Brothers Inc......................................      $675,000,000
Bear, Stearns & Co. Inc..................................      $ 25,000,000
BNP Paribas Securities Corp. ............................      $ 25,000,000
Salomon Smith Barney Inc.................................      $ 25,000,000
                                                               ------------
    Total................................................      $750,000,000
                                                               ============

    The underwriting agreement dated June 20, 2001 provides that the Underwriters are obligated to purchase all of the 4.875% Global Notes if any are purchased.

    The Underwriters propose to offer the 4.875% Global Notes initially at the public offering price on the cover page of this Pricing Supplement and to selling group members at that price less a concession of .15% of the principal amount per 4.875% Global Note. The Underwriters and selling group members may allow a discount of .075% of such principal amount per 4.875% Global Note on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed.

    Disney has agreed to indemnity the Underwriters against liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in that respect.

    Several of the Underwriters and their affiliates have provided investment and/or commercial banking services to Disney in the past, and the Underwriters and their affiliates may provide these services in the future.

    Each Underwriter severally represents and agrees that (i) it has not offered or sold, and prior to the date that is six months after the date of issue of the 4.875% Global Notes will not offer or sell, any 4.875% Global Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has and will continue to comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the 4.875% Global Notes in, from or otherwise involving the United Kingdom; and
(iii) it has only issued or passed on and will only issue or pass on in the United Kingdom this Pricing Supplement (or any other document received by it in connection with the issuance of the 4.875% Global Notes) to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom this Pricing Supplement or such other document may otherwise lawfully be issued or passed on.

    Purchasers of the 4.875% Global Notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the public offering price set forth on the cover page.

    The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

    - Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

    - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

    - Syndicate covering transactions involve purchases of the 4.875% Global Notes in the open market after the distribution has been completed in order to cover syndicate short positions.

    - Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the 4.875% Global Notes originally sold by such syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the 4.875% Global Notes to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                              GENERAL INFORMATION

    The 4.875% Global Notes have been assigned CUSIP No. 25468PBT2, ISIN No. US 25468PBT321 and Common Code No. 013175756.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED AUGUST 6, 1998)

                                 $5,000,000,000

                                     [LOGO]

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                                ----------------

    The Walt Disney Company ("Disney" or the "Company") may offer from time to time Medium-Term Notes (the "Notes") having an aggregate initial offering price of up to $5,000,000,000 or an equivalent amount in one or more foreign or composite currencies or currency units. The terms and conditions of the Notes will include the following, as more fully set forth in this Prospectus Supplement and as specified in the applicable pricing supplement relating to each series of Notes (each, a "Pricing Supplement"):

    - CURRENCY DENOMINATION: Each Note will be denominated in U.S. dollars or in one or more foreign or composite currencies or currency units.

    - MATURITY: Each Note will mature on a Business Day nine months or more from the date of issue, as selected by the purchaser and agreed to by Disney.

    - INTEREST RATE: Each Note will bear interest at either (i) a fixed rate, which may be zero in the case of certain Notes issued at a price representing a discount from the principal amount payable at maturity, or
      (ii) a floating rate that is reset daily, weekly, monthly, quarterly, semiannually or annually.

    - INTEREST ACCRUAL AND PAYMENT: Interest on fixed rate notes will accrue from their date of issue and, unless otherwise specified in the applicable Pricing Supplement, will be payable semiannually in arrears on February 1 and August 1 of each year and at maturity. Interest on floating rate notes will accrue from their date of issue and, as specified in the applicable Pricing Supplement, will be payable in arrears monthly, quarterly, semiannually or annually and at final maturity.

    - REDEMPTION AND REPURCHASE: The Notes may be subject to redemption at Disney's option, in whole or in part, prior to their stated maturity, if so provided in the applicable Pricing Supplement. Unless otherwise provided in the applicable Pricing Supplement, the Notes will not be subject to repurchase by Disney at the option of the holder of the Notes.

    - FORM OF NOTES: Each Note will be issued in fully registered book-entry form or definitive form. Each book-entry Note will be represented by a global security deposited with or on behalf of The Depository Trust Company (or another depositary identified in the applicable Pricing Supplement) and registered in the name of the depositary's nominee. Interests in book-entry Notes will be shown on, and transfers of book-entry Notes will be effected only through, records maintained by the depositary and its participants. Book-entry Notes will not be issuable as definitive Notes except under the limited circumstances described in this Prospectus Supplement.
                         ------------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS OR
    ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                  PRICE TO                 AGENTS' DISCOUNTS                PROCEEDS TO
                                 PUBLIC (1)               AND COMMISSIONS (2)              COMPANY (2)(3)
Per Note..............              100%                      .125%-.750%                 99.875%-99.250%
Total (4).............         $5,000,000,000            $6,250,000-$37,500,000     $4,993,750,000-$4,962,500,000

(1) Unless otherwise specified in an applicable Pricing Supplement, the Notes will be issued at 100% of their principal amount.
(2) The commission payable to an Agent for each Note sold through the Agent will range from .125% to .750% of the principal amount of the Note or, in the case of a Note issued with original issue discount, of the price to the public of the Note, provided that commissions for Notes maturing in 30 years or greater will be negotiated. Disney may also sell Notes to an Agent, as principal, for resale to investors or other purchasers at varying prices related to prevailing market prices at the time of resale or, if so agreed, at a fixed public offering price. Disney has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."
(3) Before deducting expenses payable by Disney estimated at $900,000.
(4) Or an equivalent amount in one or more foreign or composite currencies or currency units.
                         ------------------------------

    The Notes are being offered on a continuing basis by Disney through the Agents, who have agreed to act as agents for Disney in soliciting offers to purchase the Notes. Disney may also sell Notes to an Agent, as principal, for resale to investors or other purchasers, and Disney has reserved the right to sell Notes to or through others and directly to investors on its own behalf. Disney reserves the right to cancel or modify the offer made hereby without notice. No termination date has been established for the offering of the Notes. Disney or an Agent, if it solicits the offer, may reject any offer to purchase Notes in whole or in part. See "Plan of Distribution." The Notes will not be listed on any securities exchange, and there can be no assurance that the Notes offered by this Prospectus Supplement will be sold or that there will be a secondary market for the Notes.
                         ------------------------------
BEAR, STEARNS & CO. INC.
       CREDIT SUISSE FIRST BOSTON
               GOLDMAN, SACHS & CO.
                      LEHMAN BROTHERS
                              MERRILL LYNCH & CO.
                                     J.P. MORGAN & CO.
                                             MORGAN STANLEY DEAN WITTER

                           --------------------------
           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS AUGUST 6, 1998.

    IN CONNECTION WITH AN OFFERING OF NOTES PURCHASED BY ONE OR MORE AGENTS AS PRINCIPAL ON A FIXED OFFERING PRICE BASIS, SUCH AGENT(S) MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF NOTES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF NOTES TO COVER SHORT POSITIONS OF SUCH AGENT(S). FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                                USE OF PROCEEDS

    Disney intends to use the net proceeds from the sale of the Notes (estimated to be approximately $4.963 billion to $4.994 billion) for general corporate purposes.

                            DESCRIPTION OF THE NOTES

    The Notes will be issued as a series of senior debt securities under an Indenture, dated as of March 7, 1996 (the "Indenture"), between Disney and Citibank, N.A., a national banking association, as trustee (the "Trustee"). The following summary of certain provisions of the Notes and of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, the form of which has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part. Capitalized terms used but not defined herein or in the accompanying Prospectus have the meanings given to them in the Indenture. The term "Securities," as used under this caption, refers to all Securities issued and issuable from time to time under the Indenture and includes the Notes. The following description will apply to the Notes unless otherwise specified in a Pricing Supplement.

    Each Note will be denominated either in U.S. dollars or in one or more foreign or composite currencies or currency units (a "Denominated Currency"). The applicable Pricing Supplement will specify such Denominated Currency and the currency, which may be U.S. dollars or one or more foreign or composite currencies or currency units (such as the European Currency Unit or "ECU"), in which the principal and interest with respect to such Note shall be paid (the "Payment Currency"). The Denominated Currency and the Payment Currency may be the same currency or different currencies. If the Denominated Currency or the Payment Currency is not U.S. dollars, the applicable Pricing Supplement shall also include any other terms relating to such currency or currencies, including exchange rates as against the U.S. dollar at selected times during the last five years, and any exchange controls affecting such Denominated Currency or Payment Currency. See "Important Currency Information," "Foreign Currency Risks" and "Certain United States Federal Tax Considerations."

    References herein to "U.S. dollars," "U.S. $" or "$" are to the currency of the United States of America.

GENERAL

    All Securities, including the Notes, issued and to be issued under the Indenture will be senior unsecured obligations of Disney and will rank PARI PASSU with all other senior unsecured indebtedness of Disney from time to time outstanding. The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by Disney for each series. Disney may, from time to time, without the consent of the holders of the Notes, provide for the issuance of Notes or other Securities under the Indenture in addition to the Notes offered hereby.

    The Notes are obligations exclusively of Disney. The operations of Disney are conducted almost entirely through subsidiaries. Accordingly, the cash flow and the consequent ability to service debt of Disney, including the Notes, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Disney, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to Disney by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of Disney to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that Disney is itself recognized as a creditor of such subsidiary, in which case the claims of Disney would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Disney. As of March 31, 1998, Disney's subsidiaries would have had approximately $8.8 billion of indebtedness outstanding (including accounts and taxes payable, accrued liabilities and other recorded liabilities). The Indenture does not limit Disney's or Disney's subsidiaries' ability to incur additional indebtedness in the future.

    The Notes offered pursuant hereto are part of a series currently limited to $6,700,000,000 aggregate initial offering price or the equivalent thereof in one or more foreign or composite currencies or currency units, of which $1,700,000,000 aggregate initial principal amount of Notes have been issued. The aggregate principal amount of Notes that may be issued may be increased at any time by Disney and may be reduced to the extent that Disney issues any securities, other than Notes offered hereby, under the registration statement of which this Prospectus Supplement constitutes a part. The Notes will be offered on a continuing basis and will mature on a Business Day (as defined herein) nine months or more from the date of issue, as selected by the purchaser and agreed to by Disney. Interest-bearing Notes will bear interest at either a fixed rate ("Fixed Rate Notes"), or a rate determined by reference to one or more Base Rates (as defined herein), which may be adjusted by a Spread or Spread Multiplier (as defined herein) ("Floating Rate Notes"). In no event will the rate of interest payable on any Fixed Rate Note or Floating Rate Note be in excess of the maximum rate of interest permitted by applicable law. Discount Notes (as defined herein) may be issued at significant discounts from their principal amount payable at Stated Maturity and some Discount Notes may be zero coupon Notes which will bear no interest, except in the case of default in payment of principal upon acceleration or redemption (if applicable), or may bear no interest for a specified period following the date of issue. Unless otherwise specified in an applicable Pricing Supplement, the Notes will be denominated and will be payable in U.S. dollars.

    Interest rates, interest rate formulas and other variable terms of the Notes are subject to change by Disney from time to time, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted by Disney. Interest rates offered by Disney with respect to the Notes may differ, depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

    Each Note will be issued in fully registered book-entry form (a "Book-Entry Note") or definitive form (a "Definitive Note"), in denominations of $1,000 or any integral multiple of $1,000. Each Book-Entry Note will be represented by a global security deposited with or on behalf of The Depository Trust Company (or another depositary identified in the applicable Pricing Supplement) (the "Depositary") and registered in the name of the Depositary's nominee. Book-Entry Notes may be transferred or exchanged only through a participating member of the Depositary. See "Book-Entry Notes." Registration of transfers of Definitive Notes will be made at the Corporate Trust Office of the Trustee. No service charge will be made by Disney, the Trustee or the Registrar for any such registration of transfer or exchange of Notes, but Disney may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (other than exchanges pursuant to Sections 2.9, 3.6 or 9.5 of the Indenture, not involving any transfer).

    Notes denominated in a Denominated Currency other than U.S. dollars will be issued in denominations of the equivalent of U.S. $1,000 or any integral multiple of the equivalent of U.S. $1,000, as determined by reference to the noon U.S. dollar buying rate in New York City for cable transfers of such Denominated Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") for the Business Day immediately preceding the date of issuance; PROVIDED, HOWEVER, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication, for the Business Day immediately preceding the date of issuance.

    Payments of principal of and interest, if any, on Book-Entry Notes will be made by Disney through the Trustee to the Depositary. See "Book-Entry Notes." In the case of Definitive Notes, payment of principal at the Stated Maturity of each Definitive Note (or on any prior date on which the principal or an installment of principal of such Definitive Note becomes due and payable, whether by declaration of acceleration, call for redemption, put for repurchase, or otherwise) (each such date, a "Maturity"), will be made upon presentation of the Definitive Note at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other place as Disney may designate. Payment of interest due at Maturity will be made to the person to whom payment of the principal of the Definitive Note shall be made. Payment of interest due on Definitive Notes other than at Maturity will be made at the Corporate Trust Office of the Trustee or, at the option of Disney, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of Securities.

    The Indenture does not afford holders of the Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Disney that may adversely affect holders of the Notes.

    As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York; PROVIDED, HOWEVER, that with respect to Notes the payment of which is to be made in a Denominated Currency other than U.S. dollars, such day is also not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the principal financial center of the country of such Denominated Currency (or, in the case of ECUs, is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU's shall not be made); PROVIDED, HOWEVER, that, with respect to LIBOR Notes, such day is also a London Business Day (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined below) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall not be made.

    "Discount Note" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon declaration of acceleration of the Stated Maturity thereof.

PAYMENT CURRENCY

    If the applicable Pricing Supplement provides for payments of interest and principal on non-U.S. dollar denominated Notes to be made in U.S. dollars, conversion of the Payment Currency into U.S. dollars will be effected in the manner set forth in the applicable Pricing Supplement.

    Except as set forth below, if the principal of, or interest on, any Note is payable in a Payment Currency other than U.S. dollars and such Payment Currency is not available to Disney for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of Disney, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then Disney will be entitled to satisfy its obligations to Holders of such Notes by making such payment in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not then available, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Payment Currency other than U.S. dollars will not constitute an Event of Default.

    Except as set forth in the following paragraph, if payment on a Note is required to be made in ECUs and ECUs are unavailable due to imposition of exchange controls or other circumstances beyond the control of Disney, or are no longer used in the European Monetary System, all payments in respect of such Notes shall be made in U.S. dollars until the ECUs are available or are so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined by Disney or its agent as described below, as of the second Business Day prior to the date on which such payment is due. The component currencies of the ECU (the "Components") for purposes of such computation shall be those currencies which were components of the ECU as of the most recent date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by Disney or its agent on the basis of the most recently available Market Exchange Rate for each such Component.

    Pursuant to Article 109g of the Treaty establishing the European Communities, as amended by the Treaty on European Union (the "Treaty"), the third stage of European economic and monetary union will begin on January 1, 1999 and on that date the value of the ECU as against the currencies of the member states participating in the third stage will be irrevocably fixed and the ECU will become a currency in its own right. Pursuant to Council Regulation (EC) No. 1103/97, the name of that currency will be the EURO and, in accordance with the Treaty, substitution of the EURO for the ECU will be at the rate of one EURO for one ECU. Upon substitution of the ECU by the EURO, all payments in respect of the Notes payable in ECUs will be payable in EUROs at the rate of one EURO for one ECU and all references in this Prospectus Supplement to ECUs shall be deemed to refer to EUROs.

    If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

    All determinations referred to above made by Disney or any of its agents shall be at its sole discretion and, in the absence of manifest error, shall be conclusive for all purposes and binding on Holders of the Notes.

REDEMPTION OR PURCHASE

    Unless otherwise specified in an applicable Pricing Supplement, the Notes will not be subject to any sinking fund. If provided in an applicable Pricing Supplement, the Notes may be subject to redemption, in whole or in part, prior to their Stated Maturity at the option of Disney or through operation of a mandatory or optional sinking fund or analogous provisions. Such Pricing Supplement will set forth the detailed terms of such redemption, including, but not limited to, the dates after or on which and the price or prices (including premium, if any) at which such Notes may be redeemed.

    Unless otherwise specified in an applicable Pricing Supplement, Notes will not be subject to purchase by Disney at the option of the Holder thereof. If a purchase date or dates (each, a "Purchase Date") with respect to a Note is specified in an applicable Pricing Supplement, on each such Purchase Date so specified, Disney will become obligated to purchase, at the option of the Holder, all or a portion of such Note for which a written notice (a "Purchase Notice") has been delivered by the Holder to the Trustee, at any time from the opening of business on the date that is 60 days prior to such Purchase Date until the close of business on the date that is 30 days prior to such Purchase Date, subject to certain additional conditions described below. The delivery to the Trustee of a Purchase Notice is irrevocable.

    Each Purchase Notice must state (i) the CUSIP numbers of the Notes to be delivered by the Holder thereof for purchase by Disney; (ii) the portion of the principal amount of Notes to be purchased, which portion must be an integral multiple of $1,000; and (iii) that such Notes are to be purchased by Disney pursuant to the applicable provisions of the Notes. Any Note which is to be purchased by Disney only in part must be surrendered at a Place of Payment therefor, and Disney will execute, and the Trustee will authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered.

    The price payable on any Purchase Date with respect to any applicable Note will be equal to the applicable purchase price (the "Purchase Price") specified in the applicable Pricing Supplement, together with accrued interest to but excluding the Purchase Date; PROVIDED, HOWEVER, that installments of interest payable prior to the Purchase Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates, all according to the provisions of the Indenture.

    If a Purchase Notice has been given with respect to an applicable Note, from and after the Purchase Date with respect to which such Purchase Notice relates (unless Disney defaults in payment of the Purchase Price and accrued interest), such Note (or portion thereof to be purchased) will cease to bear interest and all other rights of the Holder (other than the right to receive the Purchase Price, together with accrued interest to but excluding the Purchase Date, upon the delivery of the Note in accordance with its terms) will terminate. Payment of the Purchase Price, together with accrued interest to but excluding the Purchase Date, for a Note for which a Purchase Notice has been delivered is conditioned upon delivery of such Note (with, if Disney or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Disney and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, or at any other Place of Payment designated by Disney for such purpose, at any time (whether prior to, on or after the Purchase Date) after delivery of such Purchase Notice. Payment of the Purchase Price for such Note (or portion thereof to be purchased), together with accrued interest to the Purchase Date, will be made on the later of the Purchase Date or promptly following the time of delivery of such Note.

    No Notes may be purchased if there has occurred and is continuing an Event of Default (other than a default in payment of the Purchase Price, together with accrued interest, with respect to such Notes).

    Disney will not be required to (i) issue, register the transfer of or exchange any Note having a Purchase Date specified therein during a period beginning at the opening of business 15 days before the first date any Purchase Notice may be delivered to the Trustee with respect thereto and ending at the close of business on the last date a Purchase Notice may be delivered to the Trustee with respect thereto or (ii) register the transfer of or exchange any Note, or portion thereof, for which a Purchase Notice has been delivered to the Trustee, except the portion of any such Note for which the Purchase Notice has not been delivered to the Trustee.

    Disney will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable securities laws or regulations in connection with any such repurchase.

    Disney may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by Disney may be held or resold or, at the discretion of Disney, may be surrendered to the Trustee for cancellation.

    For all purposes of this Prospectus Supplement, any applicable Pricing Supplement and the Indenture, unless the context otherwise requires, all provisions relating to the redemption or purchase by Disney of Notes shall relate, in the case of any Notes redeemed or purchased or to be redeemed or purchased by Disney only in part, to the portion of the principal amount of such Notes which has been or is to be so redeemed or purchased.

INTEREST

GENERAL

    Unless otherwise specified in an applicable Pricing Supplement, each Note will bear interest from the date of original issue at the rate per annum, or, in the case of a Floating Rate Note, pursuant to the interest rate formula, stated therein, until the principal thereof is paid or made available for payment. Interest will be payable in arrears on each date specified in a Note on which an installment of interest is due and payable (an "Interest Payment Date") and at Maturity. Each interest payment shall be the amount of interest accrued from and including the most recent Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the date of original issue if no interest has been paid or duly provided for with respect to such Note) to but excluding the next succeeding Interest Payment Date (an "Interest Accrual Period"). The first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered holder on such next succeeding Regular Record Date. As a result of certain interest rate characteristics of the Notes, they may be issued with original issue discount for United States Federal income tax purposes. Certain United States Federal tax considerations and other considerations applicable to any Notes may be described in an applicable Pricing Supplement. See "Certain United States Federal Tax Considerations."

    Interest rates offered by Disney with respect to the Notes may differ depending upon, among other factors, the aggregate principal amount of Notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered concurrently to different investors. Interest rates or formulas and other terms of Notes are subject to change by Disney from time to time, but no such change will affect any Note previously issued or as to which an offer to purchase has been accepted by Disney.

FIXED RATE NOTES

    Unless otherwise specified in an applicable Pricing Supplement, the Interest Payment Dates with respect to any Fixed Rate Note will be February 1 and August 1 of each year, and the Regular Record Dates in respect of such Interest Payment Dates will be the immediately preceding January 15 and July 15 (whether or not a Business Day), respectively. If any Interest Payment Date or Maturity of a Fixed Rate Note falls on a day that is not a Business Day with respect to such Fixed Rate Note, the payment due on such Interest Payment Date or at Maturity will be made on the following day that is a Business Day with respect to such Fixed Rate Note as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be. Interest on each Fixed Rate Note will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

    GENERAL. Unless otherwise specified in an applicable Pricing Supplement, Floating Rate Notes will be issued as described below. Interest on Floating Rate Notes will be determined by reference to a "Base Rate," which may be one or more of the following: (a) the Commercial Paper Rate (as defined below), in which case such Note will be a "Commercial Paper Rate Note;" (b) LIBOR (as defined below), in which case such Note will be a "LIBOR Note;" (c) the CD Rate (as defined below), in which case such Note will be a "CD Rate Note;" (d) the Federal Funds Rate (as defined below), in which case such Note will be a "Federal Funds Rate Note;" (e) the Treasury Rate (as defined below), in which case such Note will be a "Treasury Rate Note;" (f) the Prime Rate (as defined below), in which case such Note will be a "Prime Rate Note;" (g) the CMT Rate (as defined below), in which case such Note will be a "CMT Rate Note;" or
(h) such other Base Rate or interest rate formula as may be set forth in the applicable Pricing Supplement. In addition, a Floating Rate Note may bear interest calculated by reference to the lowest of two or more

Base Rates determined in the same manner as the Base Rates are determined for the types of Notes described above. Each Floating Rate Note and the applicable Pricing Supplement will specify the Base Rate or Rates applicable thereto.

    INTEREST RATE CALCULATION. The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate or the lowest of two or more specified Base Rates, in either case plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate or Rates applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related Base Rate or Rates to be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Base Rate or Rates are calculated. Each Floating Rate Note and the applicable Pricing Supplement will specify the Index Maturity and the Spread or Spread Multiplier, if any, applicable thereto.

    Each Floating Rate Note and the applicable Pricing Supplement will specify whether the rate of interest on such Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each, an "Interest Reset Period") and the date on which such interest rate will be reset (each, an "Interest Reset Date"). Unless otherwise specified in a Floating Rate Note and the applicable Pricing Supplement, the Interest Reset Date will be, in the case of a Floating Rate Note which resets (a) daily, each Business Day; (b) weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes, which reset the Tuesday of each week, except as specified below); (c) monthly, the third Wednesday of each month; (d) quarterly, the third Wednesday of March, June, September and December of each year; (e) semiannually, the third Wednesday of each of the two months specified in such Pricing Supplement; and
(f) annually, the third Wednesday of the month specified in such Pricing Supplement. If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note (or a Note for which LIBOR is the applicable Base Rate), if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the last Business Day in the preceding month.

    The interest rate applicable to each Interest Reset Period commencing on the Interest Reset Date or Dates with respect to such Interest Reset Period will be the rate determined on the applicable "Interest Determination Date." Unless otherwise specified in an applicable Pricing Supplement, the Interest Determination Date with respect to a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), a CD Rate Note (the "CD Interest Determination Date"), a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), a Prime Rate Note (the "Prime Rate Interest Determination Date"), and a CMT Rate Note (the "CMT Interest Determination Date") will be the second Business Day preceding each Interest Reset Date, and the Interest Determination Date with respect to a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Business Day preceding each Interest Reset Date. Unless otherwise specified in an applicable Pricing Supplement, the Interest Determination Date with respect to a Treasury Rate Note (the "Treasury Rate Interest Determination Date") will be the day in the week in which the Interest Reset Date falls on which day Treasury Bills normally would be auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday) or, if no such auction is held for a particular week, the first Business Day of that week; PROVIDED, HOWEVER, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding the Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and PROVIDED, FURTHER, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day immediately following such auction. Unless otherwise specified in the applicable Pricing Supplement, the Interest Determination Date pertaining to a Note the interest rate of which is determined with reference to two or more Base Rates will be the first Business Day which is at least two Business Days prior to such Interest

Reset Date for such Note on which each Base Rate shall be determinable. Each Base Rate shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

    Any Floating Rate Note and the applicable Pricing Supplement may also specify either or both a maximum limit and a minimum limit on the rate at which interest may accrue during any Interest Accrual Period. In addition to any maximum interest rate which may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

    The interest rate in effect with respect to a Floating Rate Note on each day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date, subject in either case to applicable provisions of law and any maximum or minimum interest rate limitation referred to above; PROVIDED, HOWEVER, that the interest rate in effect with respect to a Floating Rate Note for the period from the date of original issue to the first Interest Reset Date will be the rate specified as such therein and in the applicable Pricing Supplement (the "Initial Interest Rate").

    With respect to each Floating Rate Note, accrued interest is calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from the date of issue, or from the last date to which interest has been paid or duly provided for, to the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes and Prime Rate Notes, and by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes. Unless otherwise specified in an applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest of the applicable Base Rates applied.

    All percentages resulting from any calculation on Floating Rate Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upward).

    Unless otherwise specified in an applicable Pricing Supplement, the Trustee will be the "Calculation Agent" with respect to all Floating Rate Notes. Upon the request of the holder of any Floating Rate Note, the Trustee will provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next Interest Reset Date with respect to such Floating Rate Note. If at any time the Trustee is not the Calculation Agent, Disney will notify the Trustee of each determination of the interest rate applicable to any such Floating Rate Note promptly after such determination is made by any successor Calculation Agent. The "Calculation Date," where applicable, pertaining to any Interest Determination Date is the date by which the applicable interest rate must be calculated and will be the earlier of (a) the tenth calendar day after such Interest Determination Date, or, if any such day is not a Business Day, the next succeeding Business Day and
(b) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

    INTEREST PAYMENT DATE. Except as provided below or in the applicable Pricing Supplement, the Interest Payment Date will be, in the case of a Floating Rate Note which resets (a) daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of each March, June, September and

December of each year, as specified therein and in the applicable Pricing Supplement; (b) quarterly, on the third Wednesday of March, June, September and December of each year; (c) semiannually, on the third Wednesday of each of the two months specified therein and in the applicable Pricing Supplement; and
(d) annually, on the third Wednesday of the month specified therein and in the applicable Pricing Supplement; and, in each case, at Maturity.

    If any Interest Payment Date (other than an Interest Payment Date occurring on the Maturity Date) for a Floating Rate Note falls on a day that is not a Business Day with respect to such Note, such Interest Payment Date will be postponed to the following day that is a Business Day with respect to such Note, except that, in the case of a LIBOR Note (or a Note for which LIBOR is the applicable Base Rate), if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Note. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day with respect to such Note, the payment of principal and interest may be made on the next succeeding Business Day with respect to such Note, and no interest on such payment shall accrue for the period from and after the Maturity. Unless otherwise specified in a Floating Rate Note and the applicable Pricing Supplement, the Regular Record Date or Dates for interest payable on such Floating Rate Note will be the fifteenth day (whether or not a Business Day) immediately preceding the related Interest Payment Date or Dates.

    The interest rate in effect with respect to a Floating Rate Note from the date of issue to the first Interest Reset Date will be the Initial Interest Rate. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows:

COMMERCIAL PAPER RATE NOTES

    Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified in such Commercial Paper Rate Notes and in an applicable Pricing Supplement.

    Unless otherwise specified in an applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("Release H.15(519)") under the heading "Commercial Paper--Nonfinancial." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Commercial Paper Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield on such Commercial Paper Interest Determination Date of the rate for commercial paper of the Index Maturity specified in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commercial Paper--Nonfinancial." If such rate is not published in either Release H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates, as of approximately 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in New York, New York (which may include one or more of the Agents) selected by the Calculation Agent (after consultation with Disney) for commercial paper of the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Commercial Paper Interest Determination Date.

    "Money Market Yield" shall be a yield (expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent) calculated in accordance with the following formula:

  Money Market         D X 360
     Yield      =   -------------   X 100
                    360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

LIBOR NOTES

    LIBOR Notes will bear interest at the interest rates (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified in such LIBOR Notes and in an applicable Pricing Supplement. Unless otherwise specified in an applicable Pricing Supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

        (a) With respect to a LIBOR Interest Determination Date, LIBOR will be, as specified in the applicable Pricing Supplement, either: (i) the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appear on the Designated Reuters LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two such offered rates appear on the Designated Reuters LIBOR Page ("LIBOR Reuters"), or (ii) the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following that LIBOR Interest Determination Date, that appears on the Designated Telerate LIBOR Page (as defined below) as of 11:00 A.M., London time, on that LIBOR Interest Determination Date ("LIBOR Telerate"). "Designated Reuters LIBOR Page" means the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. "Designated Telerate LIBOR Page" means the display on the Dow Jones Telerate Service for the purpose of displaying London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified. If fewer than two offered rates appear on the Designated Reuters LIBOR Page, or if no rate appears on the Designated Telerate LIBOR Page, as applicable, LIBOR in respect of that LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in (b) below.

        (b) If fewer than two offered rates appear on the Designated Reuters LIBOR Page, or if no rate appears on the Designated Telerate LIBOR Page, as applicable, LIBOR will be determined as of approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date on the basis of the rate at which deposits in the applicable Index Currency having the Index Maturity specified in the applicable Pricing Supplement are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with Disney) commencing on the second London Business Day immediately following such LIBOR Interest Determination Date and in a principal amount equal to an amount that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 A.M. in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center, selected by the Calculation Agent (after consultation with Disney) for loans in the applicable Index Currency to leading European banks, having the specified Index Maturity, and in a principal amount equal to an amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) and that is representative for a single transaction in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such LIBOR Interest Determination Date.

    "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

    "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars, Deutsche Marks, Dutch Guilders, Italian Lire, Swiss Francs and ECUs, the Principal Financial Center shall be The City of New York, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

CD RATE NOTES

    CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in such CD Rate Notes and in an applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in Release H.15(519) under the caption "CDs (Secondary Market)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date, the CD Rate will be the rate on such CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement set forth in the Composite Quotations under the caption "Certificates of Deposit." If by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Interest Determination Date such rate is not yet published in either Release H.15(519) or the Composite Quotations, then the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include one or more of the Agents) selected by the Calculation Agent (after consultation with Disney) for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such CD Interest Determination Date.

    CD RATE NOTES, LIKE OTHER NOTES, ARE NOT DEPOSIT OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

FEDERAL FUNDS RATE NOTES

    Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any) specified in such Federal Funds Rate Notes and in an applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, "Federal Funds Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on such date for Federal Funds as published in Release H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date, the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in the Composite Quotations under the column "Effective Rate" under the heading "Federal Funds." If, by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Interest Determination Date such rate is not yet published in either Release H.15(519) or the Composite Quotations, the Federal Funds Rate for such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading dealers of Federal Funds transactions in The City of New York, which dealers have been selected by the Calculation Agent (after consultation with Disney), as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date; PROVIDED, HOWEVER, that, if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Federal Funds Interest Determination Date.

TREASURY RATE NOTES

    Treasury Rate Notes will bear interest at the interest rates (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified in such Treasury Rate Notes and in an applicable Pricing Supplement.

    Unless otherwise specified in an applicable Pricing Supplement, "Treasury Rate" means, with respect to any Treasury Rate Interest Determination Date, the rate applicable to the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Pricing Supplement, as such rate is published in Release H.15(519) under the heading "Treasury Bills--auction average (investment)" or, if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the specified Index Maturity are not reported as provided by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers (which may include one or more of the Agents) selected by the Calculation Agent (after consultation with Disney), for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth in this sentence, the rate of interest in effect for the applicable period will be the same as the interest rate in effect on such Treasury Rate Interest Determination Date.

PRIME RATE NOTES

    Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in such Prime Rate Notes and in an applicable Pricing Supplement, except that the initial interest rate for each Prime Rate Note will be the rate specified in the applicable Pricing Supplement.

    Unless otherwise specified in an applicable Pricing Supplement, "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate set forth in Release H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date, the Prime Rate for such Prime Rate Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, or if fewer than four such rates appear on the Reuters Screen USPRIME1 for such Prime Rate Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two of the three major money center banks in The City of New York selected by the Calculation Agent (after consultation with Disney) from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by Federal or State authority selected by the Calculation Agent (after consultation with Disney) to quote such rate or rates. Unless otherwise specified in the applicable Pricing Supplement, "Reuters Screen USPRIME1" means the display designated as "USPRIME1" on the Reuters Monitor Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

    If in any month the Prime Rate is not published in Release H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding paragraph, the "Prime Rate" for such Interest Reset Period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which the Prime Rate is being determined shall be the Initial Interest Rate).

CMT RATE NOTES

    CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread or Spread Multiplier, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, "CMT Rate" means, with respect to any CMT Interest Determination Date relating to a CMT Rate Note or any Floating Rate Note for which the interest rate is determined with reference to the CMT Rate, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week, or the month, as applicable, in which the related CMT Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the

CMT Interest Determination date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include any Agent or its affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent (after consultation with Disney) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on the CMT Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent (after consultation with Disney) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least
$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; PROVIDED, HOWEVER, that if fewer than three Reference Dealers selected by the Calculation Agent (after consultation with Disney) are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such CMT Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

RENEWABLE NOTES

    Disney may also issue from time to time variable rate renewable notes (the "Renewable Notes") that will bear interest at the interest rate (calculated with reference to a Base Rate and the Spread or Spread Multiplier, if any) specified in the Renewable Notes and in the applicable Pricing Supplement.

    The Renewable Notes will mature on an Interest Payment Date as specified in the applicable Pricing Supplement (the "Initial Maturity Date"), unless the maturity of all or any portion of the principal amount thereof is extended in accordance with the procedures described below. On the Interest Payment Dates specified in the applicable Pricing Supplement (each such Interest Payment Date, an "Election Date"), the maturity of the Renewable Notes will be extended to the Interest Payment Date occurring twelve months after such Election Date, unless the Holder thereof elects to terminate the automatic extension of the maturity of the Renewable Notes or of any portion thereof having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice of such effect to the Trustee not less than nor more than a number of days to be specified in the applicable Pricing Supplement prior to such Election Date. If no such notice period is specified in the applicable Pricing Supplement, such notice shall be given no less than 30 days nor more than 60 days prior to such Election Date. Such option may be exercised with respect to less than the entire principal amount of the Renewable Notes; provided that the principal amount for which such option is not exercised is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, the maturity of the Renewable Notes may not be extended beyond the Final Maturity Date, as specified in the applicable Pricing Supplement (the "Final Maturity Date"). If the Holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the Renewable Notes and such election is not revoked as described below, such portion will become due and payable on the Interest Payment Date falling six months (unless another period is specified in the applicable Pricing Supplement) after the Election Date prior to which the Holder made such election.

    An election to terminate the automatic extension of maturity may be revoked as to any portion of the Renewable Notes having a principal amount of $1,000 or any multiple of $1,000 in excess thereof by delivering a notice to such effect to the Trustee on any day following the effective date of the election to terminate the automatic extension of maturity and prior to the date 15 days before the date on which such portion would otherwise mature. Such a revocation may be made for less than the entire principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated; provided that the principal amount of the Renewable Notes for which the automatic extension of maturity has been terminated and for which such a revocation has not been made is at least $1,000 or any larger amount that is an integral multiple of $1,000. Notwithstanding the foregoing, a revocation may not be made during the period from and including a Record Date to but excluding the immediately succeeding Interest Payment Date.

    An election to terminate the automatic extension of the maturity of the Renewable Notes, if not revoked as described above by the Holder making the election or any subsequent Holder, will be binding upon such subsequent Holder.

    The Renewable Notes may be redeemed in whole or in part at the option of Disney on the Interest Payment Dates in each year specified in the applicable Pricing Supplement, commencing with the Interest Payment Date specified in the applicable Pricing Supplement, at a redemption price as stated in the applicable Pricing Supplement, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this Prospectus Supplement, notice of redemption will be provided by mailing a notice of such redemption to each Holder by first class mail, postage prepaid, at least
180 days (unless otherwise specified in the applicable Pricing Supplement) prior to the date fixed for redemption.

DISCOUNT NOTES

    Discount Notes, and possibly other Notes, may be issued at a price less than their "stated redemption price at maturity" or may have certain interest payment characteristics that may result in the Notes being treated as issued with original issue discount for United States Federal income tax purposes. See "Certain United States Federal Tax Considerations." Discount Notes may bear no interest, except in the case of a default in payment of principal upon acceleration, redemption, or repurchase (if applicable), or may bear no interest for a specified period following the date of issue or may bear interest at a rate that at the time of issuance is below market rates. If any Maturity of a Discount Note which bears no interest falls on a day that is not a Business Day with respect to such Discount Note, the payment due at such Maturity will be made on the following day that is a Business Day with respect to such Discount Note as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Maturity.

    In the case of a default in payment of principal upon acceleration or redemption (if applicable) or at Stated Maturity, the Accreted Value (as defined below) of Discount Notes at the date of such default in payment shall bear interest at the "Yield to Maturity" specified in the applicable Note (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Such interest will be computed on the basis of a 360-day year of twelve 30-day months, compounded semi-annually.

    The "Accreted Value" of a Discount Note at any date shall be equal to (i) the original issue price of the Note plus (ii) the accrued amortization of original issue discount of the Note attributable ratably on a daily basis to the period from and including the original issue date to but excluding such date. The calculation of accrual of original issue discount will be computed on the basis of a 360-day year of twelve 30-day months, compounded semi-annually.

    If an Event of Default with respect to a Discount Note shall occur and be continuing, a portion of the principal of the Note may be declared due and payable in the manner and to the effect provided in the Indenture. Such portion shall be equal to the Accreted Value of the Note at the time of such declaration. Upon payment (i) of such Accreted Value and (ii) of interest on any overdue Accreted Value (to the extent that the payment of such interest shall be legally enforceable), all of Disney's obligations in respect of the payment of the principal of and interest, if any, on the Note shall terminate.

    If a bankruptcy case is commenced by or against Disney under the United States Bankruptcy Code (the "Bankruptcy Code"), it is likely that a portion of the face amount of a Discount Note would be treated as interest and the unamortized portion thereof would be treated as unmatured interest under
Section 502(b)(2) of the Bankruptcy Code. Unmatured interest is not allowable as part of a claim under Section 502(b)(2) of the Bankruptcy Code. Although it is impossible to predict accurately what portion, if any, of the face amount of a Discount Note would be treated as unmatured interest, one possible result is that the bankruptcy court might determine the amount of unmatured interest on such Note by reference to the amount of amortized original issue discount of such Note for tax purposes or the unamortized debt discount of such Note for financial accounting purposes. Each method may yield a substantially different result.

    Holders of Notes issued with original issue discount will be required to include the amount of original issue discount in income in accordance with applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. See "Certain United States Federal Tax Considerations." Certain United States Federal tax considerations and other considerations applicable to any Discount Notes may be described in an applicable Pricing Supplement.

CURRENCY INDEXED NOTES

    Notes may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any Interest Payment Date, to be determined by reference to the value of one or more currencies (or composite currencies or currency units). Information as to the one or more currencies (or composite currencies or currency units) to which the principal amount payable on any principal payment date or the amount of interest payable on any Interest Payment Date is indexed, the Denominated Currency of the Note, the Payment Currency of the Note, any material currency risks relating to the specific currencies selected, and certain additional tax considerations, if any, will be set forth in the applicable Pricing Supplement. The Denominated Currency and the Payment Currency may be the same currency or different currencies. Unless otherwise specified in the applicable Pricing Supplement, interest on currency indexed Notes shall be paid in the Denominated Currency based on the face amount of the Note at the rate per annum and on the dates set forth in the applicable Pricing Supplement. Currency indexed Notes may include, but are not limited to, Notes of the types described below. An investment in a currency indexed Note involves special tax considerations. See "Certain United States

Federal Tax Considerations." Certain United States Federal tax considerations and other considerations applicable to any Currency Indexed Notes may be described in an applicable Pricing Supplement.

CURRENCY LINKED SECURITIES ("CLS")

    CLS are Notes pursuant to which the principal amount payable at Stated Maturity equals the Payment Currency equivalent at Stated Maturity of a fixed amount of a designated currency (or composite currency or currency units) (the "Indexed Currency"). Generally, the fixed amount of Indexed Currency to which the principal of a CLS will be linked will be approximately equal in value to the face amount of the CLS in the Denominated Currency based on the exchange rate between the Indexed Currency and the Denominated Currency in effect at the time of pricing. The Denominated Currency, the Indexed Currency and the Payment Currency will be identified in the applicable Pricing Supplement. In addition, the fixed amount of the Indexed Currency to which the principal of the CLS is linked will be set forth in the applicable Pricing Supplement for a specific representative face amount of the CLS as well as for the aggregate face amount of all CLS forming part of the same issue (the "Conversion Reference Amount").

    Holders of CLS may receive an amount of principal greater than, less than or equal in value to the face amount of CLS, depending on the change, if any, from the issue date to the date which is two Exchange Rate Days (as defined below) prior to Stated Maturity, in the relative exchange rates of the Denominated Currency, the Payment Currency and the Indexed Currency.

    If the Payment Currency and the Indexed Currency are not the same, the Payment Currency equivalent of the Indexed Currency amount on any date shall be determined in the manner specified in the applicable Pricing Supplement.

REVERSE CURRENCY LINKED SECURITIES ("REVERSE CLS")

    Reverse CLS are Notes pursuant to which the principal amount payable at Stated Maturity equals the Payment Currency equivalent at Stated Maturity of a fixed amount of a designated currency (or composite currencies or currency units) (the "First Indexed Currency") minus the amount of the Payment Currency equivalent at Stated Maturity of a fixed amount of another designated currency (or composite currency or currency units) (the "Second Indexed Currency"); PROVIDED, HOWEVER, that the minimum principal amount payable at Stated Maturity shall be zero. Generally, the fixed amount of the First Indexed Currency to which the principal of a Reverse CLS will be linked will be approximately equal in value to twice the face amount of the Reverse CLS in the Denominated Currency, and the fixed amount of the Second Indexed Currency to which the principal of a Reverse CLS will be linked will be approximately equal in value to the face amount of the Reverse CLS in the Denominated Currency, in each case based on the exchange rate between each Indexed Currency and the Denominated Currency in effect at the time of pricing.

    Holders of Reverse CLS may receive an amount of principal greater than, less than (with a minimum of zero) or equal in value to the face amount of the Reverse CLS, depending on the change, if any, from the issue date to the date which is two Exchange Rate Days prior to Stated Maturity in the relative exchange rates of the Denominated Currency, the Payment Currency and the First and Second Indexed Currencies.

    The Denominated Currency, the First and Second Indexed Currencies and the Payment Currency will be identified in the applicable Pricing Supplement. In addition, the fixed amounts of the First and Second Indexed Currencies to which the principal of the Reverse CLS is linked shall be set forth in the applicable Pricing Supplement for a specific representative face amount of the Reverse CLS as well as for the aggregate face amount of all Reverse CLS forming part of the same issue (respectively, the "First Conversion Reference Amount" and the "Second Conversion Reference Amount").

    If the Payment Currency and the First Indexed Currency or the Second Indexed Currency are not the same, the Payment Currency equivalent of the First Indexed Currency amount or the Second Indexed

Currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable Pricing Supplement.

MULTICURRENCY CURRENCY LINKED SECURITIES ("MULTICURRENCY CLS")

    Multicurrency CLS are Notes pursuant to which the principal amount payable at Stated Maturity equals the Payment Currency equivalent at Stated Maturity of a fixed amount of a designated currency (or composite currency or currency units) (the "First Indexed Currency") plus or minus the Payment Currency equivalent at Stated Maturity of a fixed amount of a second designated currency (or composite currency or currency units) (the "Second Indexed Currency") plus or minus the Payment Currency equivalent at Stated Maturity of a fixed amount of a third designated currency (or composite currency or currency units)(the "Third Indexed Currency"); PROVIDED, HOWEVER, that the minimum principal amount payable at Stated Maturity shall be zero. Generally, the added and subtracted fixed amounts of the First, Second and Third Indexed Currencies (each, an "Indexed Currency") to which the principal of a Multicurrency CLS will be linked will have an aggregate value approximately equal to the face amount of the Multicurrency CLS in the Denominated Currency based on exchange rates between each Indexed Currency and the Denominated Currency in effect at the time of pricing.

    Holders of Multicurrency CLS may receive an amount of principal greater than, less than (with a minimum of zero) or equal in value to the face amount of the Multicurrency CLS, depending on the change, if any, from the issue date to the date which is two Exchange Rate Days prior to Maturity in the relative exchange rates for the Denominated Currency, the Payment Currency and the First, Second and Third Indexed Currencies.

    The Denominated Currency, each Indexed Currency, the Payment Currency and whether the fixed amounts of the Second and Third Indexed Currencies are to be added or subtracted to determine the principal amount payable at Stated Maturity of the Multicurrency CLS shall be set forth in the applicable Pricing Supplement. In addition, the fixed amounts of the First, Second and Third Indexed Currencies to which the principal of the Multicurrency CLS is linked shall be set forth in the applicable Pricing Supplement for a specific representative face amount of the Multicurrency CLS as well as for the aggregate face amount of all Multicurrency CLS forming part of the same issue (respectively, the "First Conversion Reference Amount," the "Second Conversion Reference Amount" and the "Third Conversion Reference Amount," each a "Conversion Reference Amount"). As used herein, "Added Indexed Currency" means the First Indexed Currency and any other Indexed Currency that is added to determine the principal amount payable at Maturity of the Multicurrency CLS and a "Subtracted Indexed Currency" means an Indexed Currency that is subtracted to determine the principal amount payable at Stated Maturity of the Multicurrency CLS.

    If any Added Indexed Currency or Subtracted Index Currency is not the same as the Payment Currency, the Payment Currency equivalent of such Added Indexed Currency amount or Subtracted Index Currency amount, as the case may be, on any date shall be determined in the manner specified in the applicable Pricing Supplement.

PAYMENTS UPON ACCELERATION OF MATURITY

    If the principal amount payable at the Stated Maturity of any CLS, Reverse CLS or Multicurrency CLS shall be declared due and payable prior to such Stated Maturity, the amount payable with respect to such Note will be paid in the Denominated Currency and will equal the face amount of such Note plus accrued interest to but excluding the date of payment.

NOTES LINKED TO COMMODITY PRICES, EQUITY INDICES OR OTHER FACTORS

    Notes may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any Interest Payment Date, to be determined by reference to one or more commodity prices, equity indices or other factors and on such other terms as may be set forth in the applicable Pricing Supplement.

PAYMENTS ON AMORTIZING NOTES

    Notes may be issued from time to time as Amortizing Notes (as defined below). "Amortizing Notes" are Notes for which payments of principal and interest are made in equal installments over the life of the Note. Interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent holders.

EXTENSION OF MATURITY

    The Pricing Supplement relating to each Note will indicate whether Disney has the option to extend the Stated Maturity of such Note for one or more whole year periods (each an "Extension Period") up to but not beyond the date (the "Final Maturity Date") set forth in such Pricing Supplement and the basis or formula, if any, for setting the interest rate or the Spread or Spread Multiplier, as the case may be, applicable to any such Extension Period.

    Disney may exercise such option with respect to a Note by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity of such Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). No later than 40 days prior to the Original Stated Maturity Date, the Trustee will mail to the holder of such Note a notice (the "Extension Notice") relating to such Extension Period, first class, postage prepaid, setting forth (i) the election of Disney to extend the Stated Maturity of such Note, (ii) the new Stated Maturity, (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread or Spread Multiplier applicable to the Extension Period, and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the holder of a Note, the Stated Maturity of such Note shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice.

    Notwithstanding the foregoing, not later than 20 days prior to the Original Stated Maturity Date for a Note, Disney may, at its option, revoke the interest rate, in the case of a Fixed Rate Note, or the Spread or Spread Multiplier, in the case of a Floating Rate Note, provided for in the Extension Notice and establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the Trustee to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Original Stated Maturity Date is extended will bear such higher interest rate, in the case of a Fixed Rate Note, or higher Spread or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period.

    If Disney elects to extend the Stated Maturity of a Note, the Holder of such Note may, if provided for in the applicable Pricing Supplement, have the option to elect repurchase of such Note by Disney on the Original Stated Maturity Date at a price equal to the principal amount thereof plus any accrued interest to such date. In order for a Note to be so repurchased on the Original Stated Maturity Date, the Holder thereof must follow the procedures set forth above under "Redemption and Repurchase" for repurchase at the option of the Holder, except that the period for delivery of such Note or notification to the Trustee shall be at least 30 but not more than 35 Business Days prior to the Original Stated Maturity Date and except that a Holder who has tendered a Note for Repurchase pursuant to an Extension Notice may, by written notice to the Trustee, revoke any such tender for repayment until the close of business on the tenth day prior to the Original Stated Maturity Date.

BOOK-ENTRY NOTES

    Upon issuance, all Book-Entry Notes having the same original issue date, Stated Maturity and otherwise having identical terms and provisions will be represented by a single global security (each, a "Global Security"); PROVIDED, HOWEVER, that if by reason of the foregoing, a single Global Security would exceed $200,000,000 in aggregate principal amount, one Global Security will be issued to represent each $200,000,000 of aggregate principal amount and an additional Global Security will be issued to represent any remaining principal amount. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of, the Depositary. Except as set forth below, a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor of the Depositary or a nominee of such successor.

    The Depository Trust Company, New York, New York ("DTC") will be the initial Depositary with respect to the Book-Entry Notes. DTC has advised Disney and the Agents that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Commercial Code, and a "clearing agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates settlement of securities transactions among its Participants, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in accounts of the Participants, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, including the Agents. DTC is owned by a number of Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of the Securities
Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, securities brokers and dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

    Purchases of Book-Entry Notes under DTC's book-entry system must be made by or through Direct Participants, which will receive a credit for the Notes on the records of DTC. The ownership interest of each actual purchaser of each Book-Entry Note (the "Beneficial Owner") is in turn to be recorded on the Direct Participants' or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Notes will be effected only through entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Book-Entry Notes, except in the event that use of the book-entry system for the Book-Entry Notes is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a Global Security.

    To facilitate subsequent transfers, all Book-Entry Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Book-Entry Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Book-Entry Notes represented by such Global Security for all purposes under the Indenture. Except as provided below, Beneficial Owners of a Global Security or Securities will not be entitled to have Book-Entry Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Book-Entry Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participants through which such Person owns its interest, to exercise any rights of a holder under the Indenture. Disney understands that under existing industry practices, in the event that Disney requests any action of holders or that an owner of a beneficial interest in such Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or to take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Payments of principal of and interest, if any, on the Book-Entry Notes represented by a Global Security will be made to DTC. None of Disney, the Trustee, or any other agent of Disney or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC's practice is to credit the accounts of the Direct Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Security as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participants.

    Redemption notices shall be sent to Cede & Co. If less than all of the Notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

    DTC may discontinue providing its services as securities Depositary, with respect to the Notes, at any time by giving reasonable notice to the Company. If at any time: (i) DTC is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by Disney within 90 days, or (ii) Disney determines in its discretion not to have the Book-Entry Notes represented by the Global Security or Securities and delivers to the Trustee an order to such effect, then the Global Security or Securities will be exchangeable for Definitive Notes of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such Definitive Notes shall be registered in such name or names as DTC shall instruct the Trustee. It is expected that such instructions may be based upon directions received by DTC from Participants with respect to ownership of beneficial interests in Global Securities.

GOVERNING LAW AND FOREIGN CURRENCY JUDGMENTS

    The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York. An action based upon an obligation denominated in a Denominated Currency other than U.S. dollars can be brought in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date of the entry of the judgment or decree.

                         IMPORTANT CURRENCY INFORMATION

    Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for Notes in the applicable Denominated Currency in immediately available funds. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, composite currencies, or currency units and vice versa, and few banks offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested by a prospective purchaser of Notes denominated in a Denominated Currency other than U.S. dollars, the Agent soliciting the offer to purchase will use reasonable efforts to arrange for the conversion of U.S. dollars into such Denominated Currency to enable the purchaser to pay for such Notes. Such requests must be made on or before the third Business Day preceding the date of delivery of the Notes, or by such other date as determined by such Agent. Each such conversion will be made by the relevant Agent on such terms and subject to such conditions, limitations and charges as such Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by purchasers of the Notes.

    For purposes of determining whether the Holders of the requisite principal amount of outstanding Securities have taken or authorized any action under the Indenture, the principal amount of a Note denominated in a currency other than the U.S. dollar at any time outstanding shall be deemed to be the U.S. dollar equivalent, determined on the basis of the Market Exchange Rate as of the date of the original issuance of such Note, of the principal amount of such Note.

                             FOREIGN CURRENCY RISKS

    An investment in Notes that are denominated in a Denominated Currency other than U.S. dollars, or in respect of which the Payment Currency is other than U.S. dollars, entails significant risks (over which Disney has no control) that are not associated with a similar investment in a security denominated, and with respect to which principal and interest are payable, in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in the rate of exchange between the U.S. dollar and the applicable Denominated Currency and Payment Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments, which risks generally depend on economic and political events. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may occur in the future. The exchange rate between the U.S. dollar and a foreign currency, composite currency or currency unit is at any moment a result of the supply and demand for such currency or the currencies comprising such composite currency or currency unit, and changes in the rate result over time from the interaction of many factors, among which are rates of inflation, interest rate levels, balances of payments and the extent of governmental surpluses or deficits in the countries of such currencies. These factors are in turn sensitive to the monetary, fiscal and trade policies pursued by such governments and those of other countries important to international trade and finance. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Note. Depreciation against the U.S. dollar of the Payment Currency of a Note would result in a decrease in the effective yield of such Note below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis. In addition, depending on the specific terms of a currency linked Note, changes in exchange rates relating to any of the currencies involved may result in a decrease in its effective yield and, in some circumstances, could result in a loss of all or a substantial portion of the principal of a Note to the investor.

    The information set forth in this Prospectus Supplement is directed to prospective purchasers who are residents of the United States and Disney disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on the Notes. Persons who are not residents of the United States should consult their own legal advisors with regard to such matters.

                              INDEXED NOTES RISKS

    An investment in Notes indexed, as to principal or interest or both, to one or more values of currencies (including exchange rates between currencies), commodities or interest rate indices entails significant risks that are not associated with similar investments in a conventional fixed-rate debt security. If the interest rate of such a Note is so indexed, it may result in an interest rate that is less than that payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid, and, if the principal amount of such a Note is so indexed, the principal amount payable at maturity may be less than the original purchase price of such
Note if allowed pursuant to the terms of such Note, including the possibility that no principal will be paid. The secondary market for such Notes will be affected by a number of factors, independent of the creditworthiness of the issuer and the value of the applicable currency, commodity or interest rate index, including the volatility of the applicable currency, commodity or interest rate index, the time remaining to the maturity of such Notes, the amount outstanding of such Notes and market interest rates. The value of the applicable currency, commodity or interest rate index depends on a number of interrelated factors, including economic, financial and political events, over which Disney has no control. Additionally, if the formula used to determine the principal amount or interest payable with respect to such Notes contains a multiple or leverage factor, the effect of any change in the applicable currency, commodity or interest rate index will be increased. The historical experience of the relevant currencies, commodities or interest rate indices should not be taken as an indication of future performance of such currencies, commodities or interest rate indices during the term of any Note. The credit ratings assigned to Disney's medium-term note program are a reflection of Disney's credit status and in no way are a reflection of the potential impact of the factors discussed above, or any other factors, on the market value of the Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by an investment in such Notes and the suitability of such Notes in light of their particular circumstances.

    THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN, OR THE PAYMENT OF WHICH IS RELATED TO THE VALUE OF, A FOREIGN CURRENCY OR A COMPOSITE CURRENCY OR CURRENCY UNIT OR NOTES INDEXED TO CURRENCY VALUES, COMMODITIES OR INTEREST RATE INDICES AND DISNEY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS SUPPLEMENT OR AS SUCH RISKS MAY CHANGE FROM TIME TO TIME. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR FINANCIAL, LEGAL AND TAX ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES OR INDEXED NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY OR INDEXED TRANSACTIONS.

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

    The following is a summary of certain United States Federal tax considerations of the acquisition, ownership, and disposition of the Notes by original purchasers of the Notes. This summary is based on existing United States Federal tax law, which is subject to change, possibly retroactively. This discussion does not address all aspects of United States Federal taxation which may be relevant to a particular holder in light of its personal investment circumstances, such as holders who hold the Notes as a position in a "straddle" or "hedge" for United States Federal income tax purposes, holders who have a functional currency other than the U.S. dollar, or holders subject to special treatment under the United States Federal income tax laws (for example, financial institutions, insurance companies, tax exempt organizations, and broker-dealers), and it does not discuss any aspects of foreign, state, or local tax laws. This summary assumes that purchasers will hold the Notes as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors are urged to consult their tax advisors regarding the United States Federal tax consequences of acquiring, holding, and disposing of the Notes, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

    For purposes of this summary, the term "United States Holder" means a beneficial owner of a Note that is, for United States Federal income tax purposes, a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States Federal income tax purposes regardless of its source, or a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. As used herein, the term "Non-United States Holder" means a holder of a Note that is not a United States Holder.

UNITED STATES HOLDERS

ORIGINAL ISSUE DISCOUNT

    Notes with a term greater than one year may be issued with original issue discount for United States Federal income tax purposes. Original issue discount will arise if the stated principal amount at maturity of a Note exceeds its issue price by more than a DE MINIMIS amount, or if a Note has certain interest payment characteristics (e.g., interest payable less frequently than annually, interest holidays, interest payable in additional Notes, certain stepped rates, or certain rates based on multiple indices). If a Note is issued with original issue discount, the holder of the Note will be required to include amounts in gross income for United States Federal income tax purposes in advance of the receipt of the cash payment to which such income is attributable. The amount of original issue discount to be included in income in any tax period will be determined using a constant yield to maturity method, which will result in a greater portion of such discount being included in income in the later part of the term of the Notes. Any amounts included in income as original issue discount will increase a holder's adjusted tax basis in the Note. The treatment of Notes with contingent payments, such as indexed notes, will be different and is described below. Additional information with respect to such treatment may be set forth in the applicable Pricing Supplement.

    Disney will report annually to the Internal Revenue Service and to each holder of such Note the amount of original issue discount accrued with respect to the Note. Prospective purchasers are advised to consult their tax advisors with respect to the particular original issue discount characteristics of the Note that is being purchased.

ACQUISITION DISCOUNT

    Notes that have a fixed maturity of one year or less may be issued with acquisition discount. Acquisition discount may arise under the circumstances set forth above with respect to original issue discount. Accrual basis taxpayers, taxpayers in certain specified classes, and cash basis taxpayers making an appropriate election to accrue acquisition discount under the Code would be required to include acquisition discount in income currently in an amount and manner similar to that applicable to original issue discount. A cash basis holder who makes such an election cannot revoke such accrual election without the consent of the Internal Revenue Service, and such election applies to all short-term obligations acquired by the holder in the taxable year in which the election is made and in all subsequent taxable years. Individuals and other non-electing cash basis taxpayers holding Notes with acquisition discount are not required to include accrued acquisition discount in income until the cash payments attributable to such amounts are received, which amounts will be treated as ordinary income. A holder who does not recognize acquisition discount currently may also be subject to limitations on the deductibility of interest on indebtedness incurred to purchase or, in certain circumstances, carry such a Note.

DISPOSITION OF NOTES

    In general, and subject to the foregoing discussion of acquisition discount, a holder of a Note will recognize gain or loss on the sale, redemption, exchange or other disposition of the Note in an amount equal to the difference between the amount realized (except to the extent attributable to accrued interest) and the holder's adjusted tax basis in the Note.

FOREIGN CURRENCY NOTES

    INTEREST PAYMENTS AND ORIGINAL ISSUE DISCOUNT

    A United States Holder will be subject to tax on interest on Notes that are denominated in, or determined by reference to, a currency or currencies other than the U.S. dollar ("Foreign Currency Notes") in accordance with such holder's method of accounting for United States Federal income tax purposes, and any original issue discount must be included in income as it accrues. Regardless of whether an interest payment is in fact converted into U.S. dollars, the amount of interest income (including any original issue discount) required to be included in income (the "Includible Amount") will generally be (i) in the case of a cash basis taxpayer, the U.S. dollar value of the foreign currency interest payment based on the exchange rate in effect on the date of receipt of the payment plus the amount of any accrued original issue discount, as described below, and (ii) in the case of an accrual basis taxpayer, the average U.S. dollar value of the accrued amounts based on the average exchange rate in effect during the interest accrual period (unless an election is made pursuant to Treasury regulations to use a different exchange rate). Such U.S. dollar value will be the holder's tax basis in the foreign currency. The amount of original issue discount on a Foreign Currency Note required to be included in income will be computed for each accrual period in the relevant foreign currency and then translated into a U.S. dollar value based on the average exchange rate in effect during such accrual period.

    An accrual basis taxpayer will be required to recognize gain or loss upon the receipt of interest payments in a foreign currency on a Foreign Currency Note as a result of fluctuations in currency exchange rates between the dates of accrual and receipt ("Exchange Gain or Loss"), which gain or loss will be equal to the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt of such payment less the Includible Amount. Similarly, upon the sale, exchange or retirement of a Foreign Currency Note, a holder who receives proceeds in a foreign currency which are attributable to original issue discount or, in the case of an accrual basis taxpayer, accrued but unpaid interest, will be required to recognize Exchange Gain or Loss. Any such Exchange Gain or Loss will be treated as ordinary income or loss.

    PURCHASE AND DISPOSITION OF THE FOREIGN CURRENCY NOTES

    A United States Holder's tax basis in a Foreign Currency Note will be the U.S. dollar value of the foreign currency amount paid for such Foreign Currency Note based on the exchange rate in effect on the date of purchase of the Foreign Currency Note, plus the U.S. dollar value of any accrued original issue discount on the Foreign Currency Note that the holder has included in gross income. A holder who converts U.S. dollars to a foreign currency and immediately uses that currency to purchase a Foreign Currency Note denominated in the same currency will ordinarily not recognize Exchange Gain or Loss in connection with such conversion and purchase. If a holder purchases a Foreign Currency Note with previously owned foreign currency, the holder will recognize Exchange Gain or Loss in an amount equal to the difference, if any, between such holder's tax basis in the foreign currency and the U.S. dollar fair market value of the Foreign Currency Note based on the exchange rate in effect on the date of purchase. Gain or loss will be recognized upon the sale, redemption, exchange or other disposition of a Foreign Currency Note equal to the U.S. dollar value of the foreign currency received upon such disposition less the U.S. dollar tax basis in the Foreign Currency Note. Such gain or loss that is recognized will be ordinary income or loss to the extent it is Exchange Gain or Loss. Any gain or loss recognized in excess of the Exchange Gain or Loss will be treated as capital gain or loss.

EXCHANGE OF THE FOREIGN CURRENCY

    Foreign currency received or accrued as interest on a Foreign Currency Note or on the sale, redemption, exchange or other disposition of a Foreign Currency Note will have a tax basis equal to its U.S. dollar value based on the exchange rate in effect at the time such interest is received or accrued or at the time of such disposition. Any gain or loss recognized on a sale or other disposition of the foreign currency will be ordinary income or loss.

MULTICURRENCY NOTES

    The treatment of Multicurrency Notes may be subject to special rules which will be set forth in the applicable Pricing Supplement.

VARIABLE RATE NOTES

    A Floating Rate Note will generally be governed by the Treasury regulations with respect to Variable Rate Notes. A "Variable Rate Note" is generally a debt instrument (i) with an issue price that does not exceed the sum of the noncontingent principal payments to be made on the Note by more than a specified amount, and (ii) that provides for stated interest unconditionally payable at least annually at the current value of (A) one or more qualified floating rates,
(B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate, or (D) a single fixed rate and a qualified inverse floating rate. A qualified floating rate is a rate that can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate whose variations can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. Disney will provide notice in the applicable Pricing Supplement when it determines that a particular Floating Rate Note will be a Variable Rate Note because certain types of Floating Rate Notes will not be subject to the rules described in this section. A Variable Rate Note issued for a price equal to its stated principal amount will generally not be subject to the original issue discount rules described above.

    A Variable Rate Note may be subject to the rules described above in "Original Issue Discount" if, among other circumstances, it is issued at a price less than its stated principal amount. To determine the amount of original issue discount to be included in income, if any, the Variable Rate Note must be converted into a fixed rate debt instrument by substituting an appropriate fixed rate for the variable rate or rates, and then the rules under "Original Issue Discount" must be applied. In certain circumstances, if the interest actually accrued or paid during an accrual period is greater or less than the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument, appropriate adjustments must be made to the original issue discount allocable to the period.

CONTINGENT PAYMENT NOTES

    Certain Notes issued by Disney, such as indexed notes, may be treated as Contingent Payment Notes. Disney will provide notice in the applicable Pricing Supplement when it determines that a particular Note will be a Contingent Payment Note.

    Interest on Notes that are treated as Contingent Payment Notes will accrue under the constant yield method based upon a "Projected Payment Schedule," to be established by Disney in accordance with Treasury Regulations and reported by Disney to Holders. The Projected Payment Schedule for the Notes will consist of all stated principal payments and a projected amount and time for each Contingent Interest payment. Because the yield of the Notes for Federal income tax purposes will be determined assuming that the projected payments are made at definite dates, a Holder's income inclusions may be accelerated in comparison to the time when payments under the Notes are in fact made. The yield, timing and amounts set forth in the Projected Payment Schedule are for Federal income tax purposes only and are not assurances by Disney with respect to any aspect of the Notes. Holders will generally be bound by the Projected Payment Schedule. Nevertheless, the Internal Revenue Service can disregard a Projected Payment
Schedule it determines to be unreasonable.

    If the actual amount of a Contingent Interest payment differs from the projected amount of the payment, the difference will result in either a positive or a negative adjustment to be taken into account by the Holder. These adjustments will generally increase or decrease the amount includible in income as interest on the Notes. If the actual amount of a Contingent Interest payment is greater than the projected amount of the payment, the difference will be a positive adjustment. If the projected amount of a Contingent Interest payment is greater than the actual amount of the payment, the difference will be a negative adjustment. Positive and negative adjustments for a taxable year will be netted.

    A net positive adjustment for the taxable year will be treated by the Holder as additional interest for the year. A net negative adjustment for the taxable year will be taken into account as follows: (a) first, the net negative adjustment for the taxable year will offset the interest that would have accrued on the Notes for the taxable year based on the Projected Payment Schedule; (b) second, if the net negative adjustment exceeds the amount of interest that accrued on the Notes for the taxable year, the excess will be treated as an ordinary loss by the Holder to the extent of all prior interest (including positive adjustments) accrued on the Notes (net of all prior negative adjustments); (c) third, the excess will be treated as a negative adjustment that occurs on the first day of the succeeding taxable year; and (d) fourth, any unused net negative adjustment will reduce the amount realized by the Holder on the sale, exchange or other taxable disposition of the Notes.

NON-UNITED STATES HOLDERS

    Under present United States Federal income and estate tax law, assuming certain certification requirements are satisfied (which include identification of the beneficial owner of the instrument), and subject to the discussion of backup withholding below:

        (a) payments of interest (including any original issue discount) on the Notes to any Non-United States Holder will not be subject to United States Federal income or withholding tax, provided that (1) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Disney entitled to vote, (2) the holder is not (i) a foreign tax exempt organization or a foreign private foundation for United States Federal income tax purposes, (ii) a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (iii) a controlled foreign corporation that is related to Disney through stock ownership, and (3) such interest payments are not effectively connected with the conduct of a United States trade or business of the holder;

        (b) a holder of a Note who is a Non-United States Holder will not be subject to United States Federal income tax on gain realized on the sale, exchange, retirement or other disposition of a Note, unless (1) such holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met, or (2) the gain is effectively connected with the conduct of a United States trade or business of the holder;

        (c) if interest on the Notes is exempt from withholding of United States Federal income tax under the rules described above, the Notes will not be included in the estate of a deceased Non-United States Holder for United States Federal estate tax purposes.

    The certification referred to above may be made on an Internal Revenue Service Form W-8 or substantially similar substitute form.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In the case of payments of interest to Non-United States Holders, current Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither Disney nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under current Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless the holder certifies to the broker under penalties of perjury as to its name, address, and status as a foreign person or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States. Neither information reporting nor backup withholding will generally apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States Federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

    Recently, the Treasury Department has promulgated final regulations (the "Final Regulations"), which are generally effective for payments made after December 31, 1999, subject to certain transition rules, regarding the withholding and information reporting rules discussed above. In general, the Final Regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the Final Regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners.

                              PLAN OF DISTRIBUTION

    The Notes are being offered on a continuing basis for sale by Disney through Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation, Goldman,
Sachs & Co., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (each, an "Agent," and collectively, the "Agents"), who have agreed to act as agents for Disney in the solicitation of offers to purchase the Notes. Disney will pay the Agent through which a Note has been sold a commission which, depending on the Stated Maturity of such Note or, in the case of Notes which are subject to repurchase by Disney at the option of the Holder, the period of time until the first purchase date specified in the applicable Note, will range from .125% to .750% of the principal amount (or in the case of a Discount Note, the price to public) of such Note, except that in the case of a Note with a Stated Maturity 30 years or more from the date of issuance such commission shall be determined by Disney and the relevant Agents.

    Disney may also sell Notes to an Agent, as principal, for resale to investors or other purchasers. In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of the discount to be received by such Agent from Disney. Unless otherwise indicated in the applicable Pricing Supplement, any Notes sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale by such Agent or may be resold to certain dealers as described above. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), the concession and discount may be changed. Disney has agreed to reimburse the Agents for certain expenses.

    In connection with an offering of Notes purchased by one or more Agents as principal on a fixed offering price basis, such Agent(s) will be permitted to engage in certain transactions that stabilize the price of Notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of Notes. If the Agent creates or the Agents create, as the case may be, a short position in Notes, i.e., if it sells or they sell Notes in an aggregate principal amount exceeding that set forth in the applicable Pricing Supplement, such Agent(s) may reduce that short position by purchasing Notes in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the price of Notes to be higher than it might be in the absence of such purchases.

    Neither Disney nor any of the Agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of Notes. In addition, neither Disney nor any of the Agents makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Disney reserves the right to sell Notes to or through others and to sell Notes directly on its own behalf in those jurisdictions where it is authorized to do so or through additional agents, acting either as agent or principal. Any other agent or underwriter will be identified in an applicable Pricing Supplement. No commission will be allowed or be payable on any sales made directly by Disney.

    Payment of the purchase price of the Notes will be required to be made in immediately available funds in The City of New York on the date of settlement.

    Disney reserves the right to withdraw, cancel or modify the offer made hereby without notice and has the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. An Agent will have the right, in its discretion reasonably exercised, to reject in whole or in part any offer to purchase Notes received by it.

    Each Agent may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Disney has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Agents may be required to make in respect thereof.

    There is no established trading market for the Notes and the Notes will not be listed on any securities exchange. The Agents have advised Disney that they may from time to time purchase and sell Notes in the secondary market, as permitted by applicable laws and regulations. The Agents are not obligated, however, to make any such purchases and sales and any such purchases and sales may be discontinued at any time without notice at the sole discretion of the Agents. There can be no assurance that there will be a secondary market for the Notes or liquidity in the secondary market if one develops.

                                 LEGAL MATTERS

    Certain legal matters with respect to the legality of the securities being offered hereby will be passed upon for Disney by O'Melveny & Myers LLP, Los Angeles, California. Brown & Wood LLP, Los Angeles, California, will act as counsel for the Agents. O'Melveny & Myers LLP has from time to time represented, and continues to represent, each of the Agents in connection with certain legal matters.

PROSPECTUS

                            THE WALT DISNEY COMPANY

                                   SECURITIES
                                ----------------

    The Walt Disney Company may offer from time to time the following types of securities ("Securities"):

    - debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

    - shares of preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

    - shares of common stock; or

    - warrants to purchase debt securities, preferred stock or common stock.

    The Securities will have an aggregate initial offering price of up to $5,000,000,000 or an equivalent amount in U.S. dollars if any Securities are denominated in a currency other than U.S. dollars. The Securities may be offered separately or together in any combination and as separate series. The amounts, prices, form, designation, specific terms and offering terms of each issuance of Securities will be determined at the time of sale and will be set forth in a Prospectus Supplement. Where applicable, the Prospectus Supplement will also contain information about certain material United States Federal income tax considerations relating to the Securities and any listing of the Securities on a national securities exchange.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
             SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY
                     REPRESENTATION TO THE CONTRARY IS A
                                   CRIMINAL OFFENSE.

                           --------------------------

    The Securities may be sold directly, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents or underwriters are involved in the sale of any Securities, their names and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the issuer from the sale of Securities also will be set forth in a Prospectus Supplement.
                            ------------------------

                                 AUGUST 6, 1998

                             AVAILABLE INFORMATION

    The Walt Disney Company ("Disney") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy and information statements and other information may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Exchange, 115 Sansome Street, Suite 1104, San Francisco, California 94104. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as Disney, that file electronically with the Commission.

    Disney has filed with the Commission in Washington, D.C. a registration statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Disney (File No. 1-11605) with the Commission under the Exchange Act are incorporated herein by reference:

        (a) Disney's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (as amended by two Form 10-K/As filed June 29, 1998); and

        (b) Disney's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31, 1998.

    All documents filed by Disney pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Securities made hereby, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

    Disney will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents, unless such exhibits are also specifically incorporated by reference herein. Requests for such copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Corporate Secretary; telephone number (818) 560-1000.
                            ------------------------

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars" or "U.S.$").
                            ------------------------

                                  THE COMPANY

    The Walt Disney Company, a Delaware corporation ("Disney" or the "Company"), is a diversified international entertainment company with operations in the businesses of Creative Content, Broadcasting and Theme Parks and Resorts. On February 9, 1996, the Company completed its acquisition of ABC, Inc. ("ABC"), which resulted in a new parent company, with the name "The Walt Disney Company", replacing the old parent company of the same name. For convenience, unless the context otherwise requires, the terms "Company" and "Disney" are used in this Prospectus to refer to both the old and the new parent company and to refer collectively to the parent company and the subsidiaries through which its various businesses are actually conducted.

    The Company's principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

CREATIVE CONTENT

    The Company produces and acquires live-action and animated motion pictures for distribution to the theatrical, home video and television markets. The Company also produces original television programming for the network and first-run syndication markets. The Company distributes its filmed product through its own distribution and marketing companies in the United States and most foreign markets. The success of the Company's Creative Content operations is heavily dependent upon public taste, which is unpredictable and subject to change. In addition, filmed entertainment operating results fluctuate due to the timing and performance of theatrical and home video releases. Release dates are determined by several factors, including timing of vacation and holiday periods and competition.

    The Company licenses the name "Walt Disney," as well as the Company's characters, visual and literary properties and songs and music, to various consumer manufacturers, retailers, show promoters and publishers throughout the world. The Company also engages in direct retail distribution principally through The Disney Stores, and produces books and magazines for the general public in the United States and Europe. In addition, the Company produces audio products for all markets, as well as film, video and computer software products for the educational marketplace. Operating results for the licensing and retail distribution business are influenced by seasonal consumer purchasing behavior and by the timing and performance of animated theatrical releases.

BROADCASTING

    The Company operates the ABC Television Network, which has affiliated stations providing coverage to U.S. television households. The Company also owns television and radio stations, most of which are affiliated with the ABC Television Network and the ABC Radio Networks. The Company's cable and international broadcast operations are principally involved in the production and distribution of cable television programming, the licensing of programming to domestic and international markets and investing in joint ventures in foreign-based television operations and television production and distribution entities. The primary domestic cable programming services, which operate principally through joint ventures, are ESPN, the A&E Television Networks, Lifetime Television and E! Entertainment Television. The Company provides programming for and operates Disney Channel, a cable and satellite television programming service.

THEME PARKS AND RESORTS

    The Company operates the Walt Disney World Resort-Registered Trademark- in Florida, and Disneyland Park-Registered Trademark-, the Disneyland Hotel and the Disneyland Pacific Hotel in California. The Walt Disney World Resort includes the Magic Kingdom, Epcot and the Disney-MGM Studios, thirteen resort hotels and a complex of villas and suites, a nighttime entertainment complex, a shopping village, conference centers, campgrounds, golf courses, water parks and other recreational facilities. The Company earns royalties generated by the Tokyo Disneyland-Registered Trademark- theme park near Tokyo, Japan, which is owned and operated by an unrelated Japanese corporation. The Company also has an investment in Euro Disney S.C.A., a publicly held French corporation that operates Disneyland Paris. The Company's Walt Disney Imagineering unit designs and develops new theme park concepts and attractions, as well as resort properties. The Company also manages and markets vacation ownership interests in the Disney Vacation Club. Included in Theme Parks and Resorts are the Company's National Hockey League franchise, the

Mighty Ducks of Anaheim, and its ownership interest in the Anaheim Angels, a Major League Baseball team. Historically, the theme parks and resorts business experiences fluctuations in park attendance and resort occupancy resulting from the nature of vacation travel. Peak attendance and resort occupancy generally occur during the summer months when school vacations occur and during early-winter and spring holiday periods.

                                USE OF PROCEEDS

    Unless otherwise indicated in an accompanying Prospectus Supplement, Disney intends to use the net proceeds from the sale of the Securities for general corporate purposes.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    Set forth below are the consolidated ratios of earnings to fixed charges for Disney for the six-month periods ended March 31, 1998 and 1997 and for each of the years in the five-year period ended September 30, 1997:

                                                        SIX MONTHS
                                                           ENDED                                  YEAR ENDED
                                                         MARCH 31,                              SEPTEMBER 30,
                                                 -------------------------   ----------------------------------------------------
                                                   1998             1997       1997       1996       1995       1994       1993
                                                 --------         --------   --------   --------   --------   --------   --------
Ratio of Earnings to Fixed Charges (1)(2)(3)...     5X               5X         5X         4X         9X         9X         7X

------------------------

(1) For purposes of these ratios, earnings are calculated by adding to (subtracting from) income from continuing operations before income taxes and cumulative effect of accounting changes, the following: fixed charges, excluding capitalized interest; and losses and (undistributed earnings) recognized with respect to less than 50% owned equity investments. Fixed charges consist of interest on borrowings, that portion of rental expense that approximates interest and amortized debt expense, if any.

(2) The Company's acquisition of ABC was consummated on February 9, 1996. Accordingly, the ratios set forth above for periods before and after the acquisition are not comparable.

(3) Disney's ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated above is the same as the ratios of earnings to fixed charges set forth above because Disney had no shares of preferred stock outstanding during the periods indicated and currently has no such shares outstanding.

                         CERTAIN FINANCIAL INFORMATION

    The following table sets forth selected historical consolidated financial information of Disney and has been derived from and should be read in conjunction with Disney's audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are incorporated by reference in this Prospectus. Unaudited interim data reflect, in the opinion of Disney's management, all adjustments considered necessary for a fair presentation of results for such interim periods. Results of operations for unaudited interim periods are not necessarily indicative of results which may be expected for any other interim or annual period. During the quarter ended June 30, 1998, Disney effected a three-for-one stock split by means of a stock dividend. All per share data have been restated to reflect the stock split.

                                       SIX MONTHS ENDED                           YEAR ENDED
                                          MARCH 31,                             SEPTEMBER 30,
                                    ----------------------   ----------------------------------------------------
                                      1998        1997(1)    1997(1)    1996(2)      1995       1994     1993(3)
                                    --------      --------   --------   --------   --------   --------   --------
                                                        (IN MILLIONS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Revenues..........................  $11,581       $11,759    $22,473    $18,739    $12,151    $10,090    $ 8,531
Operating income..................    2,341         2,426      4,447      3,033      2,466      1,972      1,722
Income before cumulative effect of
  accounting changes..............    1,139         1,082      1,966      1,214      1,380      1,110        671
Earnings per share before
  cumulative effect of accounting
  changes(4)
  Diluted.........................     0.55          0.53       0.95       0.65       0.87       0.68       0.41
  Basic...........................     0.56          0.53       0.97       0.66       0.88       0.69       0.42
Cash dividends per share..........     0.10          0.08       0.17       0.14       0.12       0.10       0.08
BALANCE SHEET DATA (AT END OF
  PERIOD):
Total assets......................  $39,317       $39,137    $37,776    $36,626    $14,606    $12,826    $11,751
Borrowings........................   11,450        12,848     11,068     12,342      2,984      2,937      2,386
Stockholders' equity..............   18,626        16,857     17,285     16,086      6,651      5,508      5,031
Book value per share..............     9.14          8.34       8.59       7.96       4.23       3.50       3.13

------------------------

(1) 1997 results include a $135 million gain from the Company's sale of KCAL-TV. The diluted earnings per share impact of the gain was $0.04.

(2) 1996 results include a $300 million non-cash charge pertaining to the implementation of SFAS 121 ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, and a $225 million charge for costs related to the acquisition of ABC. The diluted earnings per share impacts of these charges were $0.10 and $0.07, respectively.

(3) In 1993, the Company changed its accounting policy for project-related pre-opening costs, adopted SFAS 106 EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSION and adopted SFAS 109 ACCOUNTING FOR INCOME TAXES. The cumulative effect of these accounting changes on the 1993 results follows:

                                                          DILUTED EARNINGS   BASIC EARNINGS
                                             NET INCOME      PER SHARE         PER SHARE
                                             ----------   ----------------   --------------
Expense pre-opening costs as incurred......     $(271)          $(.17)           $(.17)
Adopt SFAS 106.............................      (130)           (.08)            (.08)
Adopt SFAS 109.............................        30             .02              .02
                                                -----           -----            -----
                                                $(371)          $(.23)           $(.23)
                                                =====           =====            =====

    Operating and net income for 1993 also reflect a $350 million charge to fully reserve the Company's outstanding receivables from Euro Disney S.C.A. and the Company's commitment to provide certain financing to Euro Disney S.C.A. for a limited period. The diluted earnings per share impact of the charge, net of income tax benefit, was $.13.

(4) During the quarter ended December 31, 1997, earnings per share for each fiscal year presented were restated for the adoption of SFAS 128 EARNINGS PER SHARE.

    In addition, in compliance with the rules and regulations of the Commission pertaining to the provision of separate financial statements of significant acquired businesses, Disney hereby incorporates by reference its Current Report on Form 8-K dated March 30, 1996 that was previously filed with the Commission, which report contains the audited consolidated financial statements of Capital Cities/ABC, Inc. for the three years ended December 31, 1995.

                       DESCRIPTION OF THE DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the debt securities (the "Debt Securities") of Disney to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

    The Debt Securities may be issued, from time to time, in one or more series, and will constitute either senior debt securities (the "Senior Debt Securities"), senior subordinated debt securities (the "Senior Subordinated Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"). Senior Debt Securities may be issued from time to time under the Indenture, dated as of March 7, 1996 (the "Senior Debt Securities Indenture"), between Disney and Citibank, N.A., a national banking association, as trustee (the "Senior Debt Securities Trustee"). Senior Subordinated Debt Securities may be issued from time to time under an Indenture (the "Senior Subordinated Debt Securities Indenture") to be entered into between Disney and Chase Manhattan Bank and Trust Company, National Association, as trustee (the "Senior Subordinated Debt Securities Trustee"). Subordinated Debt Securities may be issued from time to time under an Indenture (the "Subordinated Debt Securities Indenture") to be entered into between Disney and The First National Bank of Chicago, as trustee (the "Subordinated Debt Securities Trustee").

    The Senior Debt Securities Indenture, the Senior Subordinated Debt Securities Indenture, and the Subordinated Debt Securities Indenture are referred to herein individually as an "Indenture" and, collectively, as the "Indentures," and the Senior Debt Securities Trustee, the Senior Subordinated Debt Securities Trustee and the Subordinated Debt Securities Trustee are referred to herein individually as the "Trustee" and collectively as the "Trustees." The forms of the Indentures are filed, or incorporated by reference, as exhibits to the Registration Statement. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings set forth in the Indentures to which they relate. The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indentures, including the definitions therein of certain terms. As used in this section of the Prospectus, "Disney" does not include its subsidiaries.

GENERAL

    The Debt Securities will be direct, unsecured obligations of Disney.

    The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series.

    Under the Indentures, Disney will have the ability to issue Debt Securities with terms different from, or the same as, those of Debt Securities previously issued, without the consent of the holders of previously issued series of Debt Securities, in an aggregate principal amount determined by Disney.

    Securities may be issued as Discount Securities, which may be sold at a discount below their principal amount. Even if Securities are not issued at a discount below their principal amount, such Securities may, for United States Federal income tax purposes, be deemed to have been issued with "original issue discount" ("OID") because of certain interest payment characteristics. Special United States Federal income tax considerations applicable to Securities issued with original issue discount, including Discount Securities, will be described in more detail in any applicable Prospectus Supplement. In addition, special United States Federal tax considerations or other restrictions or terms applicable to any Debt Securities which are issuable in bearer form, offered exclusively to Non-United States Holders or denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement relating thereto.

    The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the Debt Securities offered thereby (the "Offered Debt Securities"):

    (a) the title of the Offered Debt Securities;

    (b) any limit on the aggregate principal amount of the Offered Debt Securities;

    (c) whether the Offered Debt Securities are to be issuable as registered securities or bearer securities or both and whether the Offered Debt Securities may be represented initially by a Debt Security in temporary or permanent global form, and if so, the initial Depositary with respect to such temporary or permanent global Debt Security and whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination;

    (d) the price or prices at which the Offered Debt Securities will be issued;

    (e) the person to whom any interest will be payable on any Offered Debt Security that is a registered security, if other than the person in whose name the Offered Debt Security is registered at the close of business on the Regular Record Date for the payment of such interest;

    (f) the manner in which, or the person to whom, any interest on any Offered Debt Security that is a bearer security will be payable, if other than upon presentation and surrender of the coupons appertaining thereto, and the extent to which, or the manner in which, any interest payable on a temporary or definitive global security on an Interest Payment Date will be paid;

    (g) the date or dates on which the principal of the Offered Debt Securities is payable or the method of determination thereof;

    (h) the rate or rates at which the Offered Debt Securities will bear interest or the method of calculating such rate or rates, if any, the date or dates from which such interest, if any, will accrue, the Stated Maturities (as defined below) of installments of interest (the "Interest Payment Dates"), if any, on which any interest on the Offered Debt Securities will be payable and the Regular Record Dates for any interest payable on any Offered Debt Securities which are registered securities;

    (i) the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such Offered Debt Securities will be payable and the place or places where such Offered Debt Securities may be presented for transfer and, if applicable, conversion or exchange and notices and demands to or upon Disney in respect of the Offered Debt Securities may be served;

    (j) the period or periods within which, the price or prices at which and the terms and conditions upon which, Offered Debt Securities may be redeemed, in whole or in part, at the option of Disney;

    (k) the obligation, if any, of Disney to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Debt Securities shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such Offered Debt Securities;

    (l) the denominations in which any Offered Debt Security that is a registered security shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any Offered Debt Security that is a bearer security shall be issuable, if other than denominations of $5,000 and $100,000;

    (m) the currency or currencies, including composite currencies, of payment of principal of and interest, if any, on the Offered Debt Securities, if other than U.S. dollars, and, if other than U.S. dollars, whether the Offered Debt Securities may be satisfied and discharged other than as provided in the Indenture;

    (n) if the amount of payments of principal of and interest, if any, on the Offered Debt Securities is to be determined by reference to an index, formula or other method, or based on a coin or currency or currency unit other than that in which the Offered Debt Securities are stated to be payable, the manner in which such amounts are to be determined and the calculation agent, if any, with respect thereto;

    (o) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration or acceleration of the maturity thereof pursuant to an Event of Default;

    (p) whether such Offered Debt Securities are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

    (q) any terms applicable to such Offered Debt Securities issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount will accrue;

    (r) any deletions from, modifications of or additions to the Events of Default or covenants of Disney with respect to such Offered Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

    (s) any special United States Federal income tax considerations applicable to the Offered Debt Securities;

    (t) if the Offered Debt Securities may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of principal or any interest is payable only, upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the Indenture, the form and terms of such certificates, documents or conditions;

    (u) if Disney has agreed to pay any additional amounts on any of the Offered Debt Securities to any holder who is a United States Alien in respect of any tax, assessment or governmental charge withheld or deducted, the circumstances and procedures under which such payments will be made; and

    (v) any other terms of the Offered Debt Securities not inconsistent with the provisions of the applicable Indenture.

    The applicable Prospectus Supplement will also describe the following terms of any series of Subordinated or Senior Subordinated Debt Securities offered hereby in respect of which this Prospectus is being delivered:

    (i) the rights, if any, to defer payments of interest on the Subordinated or Senior Subordinated Debt Securities of such series by extending the interest payment period, and the duration of such extension; and

    (ii) the subordination terms of the Subordinated or Senior Subordinated Debt Securities of such series.

    The foregoing is not intended to be an exclusive list of the terms that may be applicable to any Offered Debt Securities and shall not limit in any respect the ability of Disney to issue Debt Securities with terms different from or in addition to those described above or elsewhere in this Prospectus provided that such terms are not inconsistent with the applicable Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities.

CONSEQUENCES OF HOLDING COMPANY STATUS

    The operations of Disney are conducted almost entirely through subsidiaries. Accordingly, the cash flow and the consequent ability to service debt of Disney, including the Debt Securities, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to Disney, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to Disney by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of Disney to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that Disney is itself recognized as a creditor of such subsidiary, in which case the claims of Disney would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by Disney.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    The Debt Securities of a series may be issued solely as registered securities, solely as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt Securities of a series may be issuable in whole or in part in the form of one or more global Debt Securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable Prospectus Supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof, and bearer securities will be issuable in denominations of $5,000 and $100,000.

    Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder, subject to the terms of the applicable Indenture, bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer securities may not be issued in exchange for registered securities.

    Debt Securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable Prospectus Supplement, registered securities may be presented for registration of transfer, at the office or agency of Disney designated as registrar or co-registrar with respect to any series of Debt Securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable Indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by Disney upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Disney intends to initially appoint the Trustee as registrar and the name of any different or additional registrar designated by Disney with respect to the Offered Debt Securities will be included in the Prospectus Supplement relating thereto. If a Prospectus Supplement refers to any transfer agents (in addition to the registrar) designated by Disney with respect to any series of Debt Securities, Disney may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as registered securities, Disney will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as bearer securities, Disney will be required to maintain (in addition to the registrar) a transfer agent in a Place of Payment for such series located outside the United States. Disney may at any time designate additional transfer agents with respect to any series of Debt Securities.

    In the event of any partial redemption of Debt Securities of any series, Disney will not be required to (i) issue, register the transfer of or exchange Debt Securities of that series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if Debt Securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and (b) if Debt Securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or (iii) exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and of like tenor and principal amount that is immediately surrendered for redemption.

COVENANTS

    Unless otherwise indicated in an applicable Prospectus Supplement, the Indentures do not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting Disney's ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving Disney that may adversely affect the holders of the Debt Securities, if such transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable Prospectus Supplement, the Indentures do not afford the holders of the Debt Securities the right to require Disney to repurchase or redeem the Debt Securities in the event of a highly leveraged transaction. See "Mergers and Sale of Assets."

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PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and interest, if any, on registered securities will be made at the office of such paying agent or paying agents as Disney may designate from time to time, except that at the option of Disney payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the Regular Record Date for such interest.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as Disney may designate from time to time, or by check or by transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, any payment of interest on any bearer securities will be made only against surrender of the coupon relating to such interest installment.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee will be designated as Disney's sole paying agent for payments with respect to Debt Securities which are issuable solely as registered securities and as Disney's paying agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to any limitations described in any applicable Prospectus Supplement) which are issuable as bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by Disney for the Offered Debt Securities will be named in an applicable Prospectus Supplement. Disney may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if Debt Securities of a series are issuable only as registered securities, Disney will be required to maintain a paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as bearer securities, Disney will be required to maintain (i) a paying agent in the Borough of Manhattan, The City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described in the Indenture, but not otherwise), and (ii) a paying agent in a Place of Payment located outside the United States where Debt Securities of such series and any related coupons may be presented and surrendered for payment.

    All moneys paid by Disney to a paying agent for the payment of principal of or interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to Disney, and the holder of such Debt Security or any coupon will thereafter look only to Disney for payment thereof.

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in global form. A Debt Security in global form will be deposited with, or on behalf of, a Depositary, which will be identified in an applicable Prospectus Supplement. A global Debt Security may be issued in either registered or bearer form and in either temporary or permanent form. A Debt Security in global form may not be transferred except as a whole to the Depositary for such Debt Security or to a nominee or successor of such Depositary. If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt Security may exchange such interests for definitive Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on any such global Debt Security and the specific terms of the depositary arrangement with respect to any such global Debt Security.

MERGERS AND SALES OF ASSETS

    Each Indenture provides that Disney may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things,
(i) the resulting, surviving or transferee person (if other than Disney) is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia

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and such person expressly assumes all obligations of Disney under the applicable
Debt Securities and the Indenture, and (ii) immediately after giving effect to such transaction, no event which is, or after notice or passage of time or both would be, an Event of Default (any such event, a "Default") or Event of Default shall have occurred or be continuing under the Indenture. Upon the assumption of Disney's obligations by a person to whom such properties or assets are conveyed or transferred, Disney shall be discharged from all obligations under the applicable Debt Securities and the applicable Indenture.

EVENTS OF DEFAULT

    Each Indenture provides that, if an Event of Default specified therein shall have occurred and be continuing, with respect to each series of the Debt Securities outstanding thereunder individually, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series may declare the principal amount (or, if any of the Debt Securities of such series are Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) of the Debt Securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind such a declaration.

    Under each Indenture, an Event of Default is defined as, with respect to each series of Debt Securities outstanding thereunder individually, any of the following: (i) default in payment of the principal of any Debt Security of such series; (ii) default in payment of any interest on any Debt Security of such series when due, continuing for 30 days; (iii) failure by Disney to comply with its other agreements in the Debt Securities of such series or such Indenture for the benefit of the holders of Debt Securities of such series upon the receipt by Disney of notice of such Default by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series and Disney's failure to cure such Default within 60 days after receipt by Disney of such notice; (iv) certain events of bankruptcy or insolvency; and (v) any other Event of Default set forth in an applicable Prospectus Supplement.

    The Trustee shall give notice to holders of the Debt Securities of any continuing Default known to the Trustee within 90 days after the occurrence thereof; PROVIDED, that the Trustee may withhold such notice, as to any Default other than a payment Default, if it determines in good faith that withholding the notice is in the interests of the holders.

    The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series; PROVIDED that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of Debt Securities, no holder will have any right to pursue any remedy with respect to the Indenture or the Debt Securities, unless
(i) such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series;
(ii) the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series shall have made a written request to the Trustee to pursue such remedy; (iii) such holder or holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee; (iv) the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series have not given the Trustee a direction inconsistent with such request within 60 days after receipt of such request; and (v) the Trustee shall have failed to comply with the request within such 60-day period.

    Notwithstanding the foregoing, the right of any holder of any Debt Security or coupon to receive payment of the principal of and interest in respect of such Debt Security or payment of such coupon on the date specified in such Debt Security or coupon representing such installment of interest as the fixed date on which an amount equal to the principal of such Debt Security or an installment of principal thereof or interest thereon is due and payable (the "Stated Maturity" or "Stated Maturities") or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder's consent. The holders of at least a

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majority in aggregate principal amount of the outstanding Debt Securities of any series may waive an existing Default with respect to such series and its consequences, other than (i) any Default in any payment of the principal of, or interest on, any Debt Security of such series or (ii) any Default in respect of certain covenants or provisions in the Indenture which may not be modified without the consent of the holder of each outstanding Debt Security of such series affected as described in "Modification and Waiver," below.

    Each Indenture provides that Disney shall deliver to the Trustee within 120 days after the end of each fiscal year of Disney an officers' certificate stating whether or not the signers know of any Default that occurred during such period.

MODIFICATION AND WAIVER

    Disney and the applicable Trustee may execute a supplemental indenture without the consent of the holders of the Debt Securities or any related coupons
(i) to add to the covenants, agreements and obligations of Disney for the benefit of the holders of all the Debt Securities of any series or to surrender any right or power conferred in the applicable Indenture upon Disney; (ii) to evidence the succession of another corporation to Disney and the assumption by it of the obligations of Disney under the applicable Indenture and the Debt Securities; (iii) to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of Debt Securities in uncertificated form; (iv) to establish the form or terms of Debt Securities of any series or coupons as permitted by the applicable Indenture; (v) to provide for the acceptance of appointment under the applicable Indenture of a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any provisions of such Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee; (vi) to cure any ambiguity, defect or inconsistency; (vii) to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of Debt Securities), PROVIDED that any such addition, change or elimination neither
(a) applies to any Debt Security of any series created prior to the execution of such supplemental indenture and is entitled to the benefit of such provision nor
(b) modifies the rights of the holder of any such Debt Security with respect to such provision; (viii) to secure the Debt Securities; or (ix) to make any other change that does not adversely affect the rights of any Securityholder.

    Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by such supplemental indenture, Disney and the Trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such series of Debt Securities or modify in any manner the rights of the holders of the Debt Securities of such series and any related coupons under such Indenture; PROVIDED that no such supplemental indenture will, without the consent of the holder of each such outstanding Debt Security affected thereby (i) change the stated maturity of the principal of, or any installment of principal or interest on, any such Debt Security or any premium payable upon redemption thereof, or reduce the amount of principal of any Debt Security that is a Discount Security and that would be due and payable upon declaration of acceleration of maturity thereof; (ii) reduce the principal amount of, or the rate of interest on, any such Debt Security; (iii) change the place or currency of payment of principal or interest, if any, on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of holders of Debt Securities of any series necessary to modify or amend such Indenture;
(vi) modify the foregoing requirements or reduce the percentage in principal amount of outstanding Debt Securities of any series necessary to waive any covenant or past default; or (vii) in the case of Senior Subordinated or Subordinated Debt Securities, amend or modify any of the provisions of such Indenture relating to subordination of the Debt Securities in any manner adverse to the holders of such Debt Securities. Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive certain past Defaults and may waive compliance by Disney with certain of the restrictive covenants described above with respect to the Debt Securities of such series.

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DISCHARGE AND DEFEASANCE

    Unless otherwise indicated in an applicable Prospectus Supplement, each Indenture provides that Disney may satisfy and discharge obligations thereunder with respect to the Debt Securities of any series by delivering to the Trustee for cancellation all outstanding Debt Securities of such series or depositing with the Trustee, after such outstanding Debt Securities have become due and payable, cash sufficient to pay at Stated Maturity all of the outstanding Debt Securities of such series and paying all other sums payable under the Indenture with respect to such series.

    In addition, unless otherwise indicated in an applicable Prospectus Supplement, each Indenture provides that: Disney (a) shall be discharged from its obligations in respect of the Debt Securities of such series ("defeasance and discharge"), or (b) may cease to comply with certain restrictive covenants ("covenant defeasance") including those described under "Mergers and Sales of Assets" and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, in each case at any time prior to the Stated Maturity or redemption thereof, when Disney has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities are denominated to pay the principal of (and premium, if any) and interest to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government which issued the currency in which the Debt Securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any) and interest to Stated Maturity (or redemption) on, the Debt Securities of such series. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, Disney's delivery of an opinion of counsel to the effect that (i) in the case of covenant defeasance, the holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no covenant defeasance had occurred and (ii) in the case of defeasance and discharge, either the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable federal income tax law, and based thereon, the holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance. Upon such defeasance and discharge, the holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities and shall look only to such deposited funds or obligations for payment.

THE TRUSTEES

    The Senior Debt Securities Trustee is a national banking association, is a participating lender under various credit arrangements with Disney's subsidiary, Disney Enterprises, Inc., and its subsidiaries and is also the fiscal agent with respect to certain debt securities of Disney Enterprises, Inc. The Senior Debt Securities Trustee is also an affiliate of the administrative agent under Disney's credit agreements. Each of the Trustees is a lender under Disney's credit agreements. Each Trustee will be permitted to engage in other transactions with Disney, Disney Enterprises, Inc., and each of their respective subsidiaries; HOWEVER, if any Trustee acquires any conflicting interest, it must eliminate such conflict or resign.

                         DESCRIPTION OF PREFERRED STOCK

    Disney may issue, from time to time, shares of one or more series or classes of its preferred stock (the "Preferred Stock"). The following description sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The particular terms of any series of Preferred Stock and the extent, if any, to which such general provisions may apply to the series of Preferred Stock so offered will be described in the Prospectus Supplement relating to such Preferred Stock. The following summary of certain provisions of the Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of Disney's Restated Certificate of Incorporation (the "Disney Certificate of Incorporation") and the Certificate of Designation relating to a specific series of the Preferred Stock (the "Certificate of Designation"), which will be in the form filed as an exhibit to, or incorporated by reference in, the Registration Statement of which this Prospectus is a part at or prior to the time of issuance of such series of Preferred Stock.

GENERAL

    Under the Disney Certificate of Incorporation, Disney has the authority to issue 100,000,000 shares of Preferred Stock. As of the date hereof, there have been reserved for issuance 7,000,000 shares of Preferred Stock designated as Series R Preferred Stock that may be issued solely pursuant to the Disney Rights Plan. See "Description of Common Stock--Rights Plan." No shares of Series R Preferred Stock are currently outstanding.

    The Board of Directors of Disney is authorized to issue shares of Preferred Stock, in one or more series or classes, and to fix for each such series voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

    The Board of Directors of Disney shall be authorized to determine for each series of Preferred Stock, and the Prospectus Supplement shall set forth with respect to such series: (i) the designation of such shares and the number of shares that constitute such series, (ii) the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of capital stock of Disney, (iii) the dividend periods (or the method of calculation thereof),
(iv) the voting rights of the shares, (v) the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of capital stock of Disney and any other rights of the shares of such series upon any liquidation or winding-up of Disney, (vi) whether or not and on what terms the shares of such series will be subject to redemption or repurchase at the option of Disney, (vii) whether and on what terms the shares of such series will be convertible into or exchangeable for other debt or equity securities, (viii) whether depositary shares representing shares of such series of Preferred Stock will be offered and, if so, the fraction of a share of such series of Preferred Stock represented by each depositary share (see "Description of Depositary Shares" below), (ix) whether the shares of such series of Preferred Stock will be listed on a securities exchange, (x) any special United States Federal income tax considerations applicable to such series, and (xi) the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series.

DIVIDENDS

    Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of Disney out of funds of Disney legally available therefor, an annual cash dividend payable at such dates and at such rates, if any, per share per annum as set forth in the applicable Prospectus Supplement.

    Unless otherwise set forth in the applicable Prospectus Supplement, each series of Preferred Stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to such Preferred Stock. If at any time Disney has failed to pay accrued dividends on any such senior shares at the time such dividends are payable, Disney may not pay any dividend on the junior Preferred Stock or redeem or otherwise repurchase shares of junior Preferred Stock until such accumulated but unpaid dividends on such senior shares have been paid or set aside for payment in full by Disney.

    Unless otherwise set forth in the applicable Prospectus Supplement, no dividends (other than in common stock or other capital stock ranking junior to the Preferred Stock of any series as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the common stock, or any other capital stock of Disney ranking junior to or on a parity with the Preferred Stock of such series as to dividends, nor shall any common stock or any other capital stock of Disney ranking junior to or on a parity with the Preferred Stock of such series as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by Disney (except by conversion into or exchange for other capital stock of Disney ranking junior to the Preferred Stock of such series as to dividends) unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have

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
been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period; provided, however, that any monies theretofore deposited in any sinking fund with respect to any preferred stock in compliance with the provisions of such sinking fund may thereafter be applied to the purchase or redemption of such preferred stock in accordance with the terms of such sinking fund, regardless of whether at the time of such application full cumulative dividends upon shares of the Preferred Stock outstanding on the last dividend payment date shall have been paid or declared and set apart for payment; and provided, further, that any such junior or parity preferred stock or common stock may be converted into or exchanged for stock of Disney ranking junior to the Preferred Stock as to dividends.

    The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends will not bear interest.

CONVERTIBILITY

    No series of Preferred Stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable Prospectus Supplement.

REDEMPTION AND SINKING FUND

    No series of Preferred Stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable Prospectus Supplement.

LIQUIDATION RIGHTS

    Unless otherwise set forth in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of Disney, the holders of shares of each series of Preferred Stock are entitled to receive out of assets of Disney available for distribution to stockholders, before any distribution of assets is made to holders of (i) any other shares of preferred stock ranking junior to such series of Preferred Stock as to rights upon liquidation, dissolution or winding up and (ii) shares of common stock, liquidating distributions per share in the amount of the liquidation preference specified in the applicable Prospectus Supplement for such series of Preferred Stock plus any dividends accrued and accumulated but unpaid to the date of final distribution; but the holders of each series of Preferred Stock will not be entitled to receive the liquidating distribution of, plus such dividends on, such shares until the liquidation preference of any shares of Disney's capital stock ranking senior to such series of the Preferred Stock as to the rights upon liquidation, dissolution or winding up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. If upon any liquidation, dissolution or winding up of Disney, the amounts payable with respect to the Preferred Stock, and any other Preferred Stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount to which they are entitled. Unless otherwise specified in a Prospectus Supplement for a series of Preferred Stock, after payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by Disney. Neither a consolidation or merger of Disney with another corporation nor a sale of securities shall be considered a liquidation, dissolution or winding up of Disney.

VOTING RIGHTS

    Holders of Preferred Stock will not have any voting right except as set forth below or in the applicable Prospectus Supplement or as otherwise from time to time required by law. Whenever dividends on any applicable series of Preferred Stock shall be in arrears for the equivalent of six quarterly dividend periods, whether or not consecutive, the holders of shares of such series of Preferred Stock (voting separately as a class with all other series of preferred stock then entitled to such voting rights) will be entitled to vote for the election of two of the authorized number of directors of Disney at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on such series of Preferred Stock shall have been fully paid or set apart for payment. The term of office of all directors elected by the holders of such Preferred Stock shall

                                       15
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terminate immediately upon the termination of the right of the holders of such
Preferred Stock to vote for directors. Unless otherwise set forth in the applicable Prospectus Supplement, holders of shares of Preferred Stock will have one vote for each share held.

    So long as any shares of any series of Preferred Stock remain outstanding, Disney shall not, without the consent of holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, voting separately as a class with all other series of preferred stock of Disney upon which like voting rights have been conferred and are exercisable, (i) issue or increase the authorized amount of any class or series of capital stock ranking prior to the outstanding Preferred Stock as to dividends or upon liquidation or
(ii) amend, alter or repeal the provisions of Disney's Certificate of Incorporation or of the resolutions contained in the Certificate of Designation relating to such series of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially adversely affect any power, preference or special right of such series of Preferred Stock or the holders thereof; PROVIDED, HOWEVER, that any increase in the amount of the authorized common stock or authorized preferred stock or any increase or decrease in the number of shares of any series of preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on a parity with or junior to Preferred Stock as to dividends and upon liquidation, dissolution or winding up shall not be deemed to materially adversely affect such powers, preferences or special rights.

MISCELLANEOUS

    The holders of Preferred Stock will have no preemptive rights. The Preferred Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. Shares of Preferred Stock redeemed or otherwise reacquired by Disney shall resume the status of authorized and unissued shares of preferred stock undesignated as to series, and shall be available for subsequent issuance. There are no restrictions on repurchase or redemption of the Preferred Stock while there is any arrearage on sinking fund installments except as may be set forth in an applicable Prospectus Supplement. Payment of dividends on any series of Preferred Stock may be restricted by loan agreements, indentures and other transactions entered into by Disney. Any material contractual restrictions on dividend payments will be described or incorporated by reference in the applicable Prospectus Supplement.

NO OTHER RIGHTS

    The shares of a series of Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable Prospectus Supplement, the Disney Certificate of Incorporation or the applicable Certificate of Designation or as otherwise required by law.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for each series of Preferred Stock will be designated in the applicable Prospectus Supplement.

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                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

    Disney may, at its option, elect to offer fractional shares rather than full shares of the Preferred Stock of a series. In the event such option is exercised, Disney will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

    The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under one or more Deposit Agreements (each, a "Deposit Agreement") among Disney, a depositary to be named in the applicable Prospectus Supplement (the "Depositary"), and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred Stock.

    The following description sets forth certain general terms and provisions of the Depositary Shares to which any Prospectus Supplement may relate. The particular terms of the Depositary Shares to which any Prospectus Supplement may relate and the extent, if any, to which such general provisions may apply to the Depositary Shares so offered will be described in the applicable Prospectus Supplement. The forms of Deposit Agreement and Depositary Receipt are or will be filed as exhibits to the Registration Statement. The following summary of certain provisions of the Depositary Shares and Deposit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Deposit Agreement and the applicable Prospectus Supplement, including the definitions therein of certain terms.

    Immediately following Disney's issuance of shares of a series of Preferred Stock that will be offered as fractional shares, Disney will deposit such shares with the Depositary, which will then issue and deliver the Depositary Receipts to the purchasers thereof. Depositary Receipts will only be issued evidencing whole Depositary Shares. A Depositary Receipt may evidence any number of whole Depositary Shares.

    Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon the written order of Disney, issue temporary Depositary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Depositary Receipts but not in definitive form. Definitive Depositary Receipts will be prepared thereafter without unreasonable delay, and such temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts at Disney's expense.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Depositary will distribute all cash dividends or other cash distributions received in respect of the related series of Preferred Stock to the record holders of Depositary Shares relating to such series of Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by such holders, unless the Depositary determines that such distribution cannot be made proportionately among such holders or that it is not feasible to make such distributions, in which case the Depositary may, with the approval of Disney, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper.

    The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by Disney or the Depositary on account of taxes or other governmental charges.

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REDEMPTION OF DEPOSITARY SHARES

    If any series of the Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from any redemption, in whole or in part, of such series of the Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to such series of the Preferred Stock. If Disney redeems shares of a series of Preferred Stock held by the Depositary, the Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the Depositary.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption, upon surrender to the Depositary of the Depositary Receipts evidencing such Depositary Shares. Any funds deposited by Disney with the Depositary for any Depositary Shares that the holders thereof fail to redeem will be returned to Disney after a period of two years from the date such funds are so deposited.

VOTING THE UNDERLYING PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of any series of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the related series of Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by such holder's Depositary Shares. The Depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, provided the Depositary receives such instructions sufficiently in advance of such meeting to enable it to so vote or cause to be voted the shares of Preferred Stock, and Disney will agree to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing such Preferred Stock.

WITHDRAWAL OF STOCK

    Upon surrender of the Depositary Receipts at the corporate trust office of the Depositary and upon payment of the taxes, charges and fees provided for in the Deposit Agreement and subject to the terms thereof, the holder of the Depositary Shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of Preferred Stock and any money or other property, if any, represented by such Depositary Shares. Holders of Depositary Shares will be entitled to receive whole shares of the related series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such shares of Preferred Stock with the Depositary or to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the Depositary will deliver to such holder or upon his or her order at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares of any series and any provision of the applicable Deposit Agreement may at any time and from time to time be amended by agreement between Disney and the Depositary. However, any amendment that materially adversely alters the rights of the holders of Depositary Shares of any series will not be effective unless such amendment has been approved by the holders of

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
at least a majority of the Depositary Shares of such series then outstanding. Every holder of a Depositary Receipt at the time such amendment becomes effective will be deemed, by continuing to hold such Depositary Receipt, to be bound by the Deposit Agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares and subject to any conditions specified in the Deposit Agreement, to receive shares of the related series of Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The Deposit Agreement may be terminated by Disney at any time upon not less than 60 days prior written notice to the Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Depositary shall deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Depositary Receipts evidencing such Depositary Shares, such number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares. The Deposit Agreement shall automatically terminate after all outstanding Depositary Shares have been redeemed or there has been a final distribution in respect of the related series of Preferred Stock in connection with any liquidation, dissolution or winding up of Disney and such distribution has been distributed to the holders of Depositary Shares.

CHARGES OF DEPOSITARY

    Disney will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. Disney will pay the charges of the Depositary, including charges in connection with the initial deposit of the related series of Preferred Stock and the initial issuance of the Depositary Shares and all withdrawals of shares of the related series of Preferred Stock, except that holders of Depositary Shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may resign at any time by delivering to Disney written notice of its election to do so, and Disney may at any time remove the Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary, which successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The Depositary will forward to the holders of Depositary Shares all reports and communications from Disney that are delivered to the Depositary and which Disney is required to furnish to the holders of the related Preferred Stock.

    The Depositary's corporate trust office will be identified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the Depositary will act as transfer agent and registrar for Depositary Receipts and if shares of a series of Preferred Stock are redeemable, the Depositary will act as redemption agent for the corresponding Depositary Receipts.

                          DESCRIPTION OF COMMON STOCK

    Disney may issue, from time to time, shares of its common stock (the "Common Stock"), the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of the Disney Certificate of Incorporation, Disney's Bylaws and the applicable Prospectus Supplement.

AUTHORIZED SHARES

    Under the Disney Certificate of Incorporation, Disney has the authority to issue 3,600,000,000 shares of Common Stock.

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DIVIDENDS

    Subject to any preferential rights of any series of preferred stock, holders of shares of Common Stock will be entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by Disney's Board of Directors. The payment of dividends on the Common Stock will be a business decision to be made by Disney's Board of Directors from time to time based upon the results of operations and financial condition of Disney and such other factors as Disney's Board of Directors considers relevant. Payment of dividends on the Common Stock may be restricted by loan agreements, indentures and other transactions entered into by Disney from time to time. The applicable Prospectus Supplement will describe any material contractual restrictions on dividend payments.

VOTING RIGHTS

    Holders of Common Stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of such shares possess all voting power. The Disney Certificate of Incorporation does not provide for cumulative voting for the election of directors. As a result, under the Delaware General Corporation Law, the holders of more than one-half of the outstanding shares of Common Stock generally will be able to elect all the directors of Disney then standing for election and holders of the remaining shares will not be able to elect any director.

LIQUIDATION RIGHTS

    Subject to any preferential rights of any series of preferred stock, holders of shares of Common Stock are entitled to share ratably in the assets of Disney legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up.

ABSENCE OF OTHER RIGHTS

    Holders of Common Stock have no preferences, preemptive, conversion or exchange rights.

MISCELLANEOUS

    The Common Stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable.

TRANSFER AGENT AND REGISTRAR

    The principal transfer agent and registrar for the Common Stock is Disney.

RIGHTS PLAN

    In November 1995, Disney adopted a stockholders' rights plan (the "Disney Rights Plan") and, in connection therewith, entered into a Rights Agreement dated as of November 8, 1995, between Disney and The Bank of New York, as rights agent (the "Disney Rights Agreement"). To implement the Disney Rights Plan, Disney's Board of Directors authorized the issuance of one Disney Right (as defined below) (one-third of one Disney Right following the stock split effected by Disney in June 1998) for each share of Common Stock issued at or following the effective time of the Company's acquisition of ABC, Inc. and until the earlier of the Distribution Date (as defined below) or the date on which the Disney Rights expire or are redeemed. Each "Disney Right" entitles the registered holder thereof to purchase from Disney one one-hundredth (1/100) of a share of Disney's Series R Preferred Stock at an initial purchase price of $350.00, subject to adjustment. All terms and conditions of the Disney Rights and the Series R Preferred Stock are contained in the Disney Rights Agreement and the Disney Certificate of Incorporation.

    The Distribution Date is defined as the earlier to occur of (i) the tenth day following a public announcement that a person or group of affiliated or associated persons (each, an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 25% or more of the outstanding Common Stock (the "Stock Acquisition Date") or (ii) a date fixed by Disney's Board of Directors which is not later than the nineteenth business day after the commencement by any person or group of, or the first public announcement of the intent of any person or group to commence, a tender or exchange offer which would result in that person or group owning 25% or more of the outstanding Common Stock.

    Until the close of business on the Distribution Date, the Disney Rights will be represented by and transferred only with the Common Stock, and the Disney Rights are not exercisable until the Distribution Date. The Disney Rights will expire at the close of business on June 30, 1999, unless redeemed earlier as described below.

    The Series R Preferred Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of Preferred Stock, subordinate to all other series of Preferred Stock. The Series R Preferred Stock may not be issued except upon exercise of the Disney Rights. Each share of Series R Preferred Stock will be entitled to receive, when, as and if declared by Disney's Board of Directors, (i) a cash dividend in an amount per share equal to 400 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock and (ii) a quarterly dividend in an amount equal to $1.00 per share less the per share amount of all cash dividends declared on the Series R Preferred Stock pursuant to the preceding clause (i) since the last quarterly dividend. In addition, the Series R Preferred Stock is entitled to 400 times any other cash or non-cash distribution declared on the Common Stock (other than cash dividends payable pursuant to the immediately preceding sentence and distributions of Disney's equity securities or debt securities convertible into equity securities of Disney), payable to the holders of Series R Preferred Stock in like kind. In the event of liquidation, the holders of Series R Preferred Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $100.00 per share (plus an amount equal to accumulated and unpaid dividends and distributions) and 400 times the liquidation payment made per share of Common Stock. Each share of Series R Preferred Stock will have 400 votes and shall be entitled to vote together with the Common Stock and not as a separate class unless otherwise required by law or the Disney Certificate of Incorporation. In the event of any merger, consolidation or other transaction in which common shares are exchanged, each share of Series R Preferred Stock will be entitled to receive 400 times, subject to adjustment, the amount received per share of Common Stock.

    The rights of the Series R Preferred Stock as to dividends, voting rights and liquidation are protected by antidilution provisions. In addition, the Purchase Price payable and the number of shares of Series R Preferred Stock or other securities or property issuable upon exercise of the Disney Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, split, reverse split, combination, consolidation or reclassification of, the Series R Preferred Stock.

    If (i) any person becomes the beneficial owner of 25% or more of the then outstanding shares of Common Stock, other than pursuant to a purchase or series of related purchases of shares of Common Stock that Disney's Board of Directors, taking into account the long-term value of Disney and all other factors that Disney's Board of Directors considers relevant, determines to be fair and otherwise in the best interests of the holders of Common Stock (a "Permitted Transaction"), or (ii) any Acquiring Person or any of its affiliates or associates engages in one or more "self-dealing" transactions as described in the Disney Rights Agreement, then each holder of a Disney Right, other than the Acquiring Person, will have the right to receive, upon payment of the Purchase Price, in lieu of Series R Preferred Stock, a number of shares of Common Stock having a market value equal to twice the Purchase Price. To the extent that insufficient shares of Common Stock are available for the exercise in full of the Disney Rights, holders of Disney Rights will receive upon exercise shares of Common Stock to the extent available and then cash, assets or other securities of Disney (which may be accompanied by a reduction in the Purchase Price), in proportions determined by Disney, so that the aggregate net value received is equal to twice the Purchase Price. Disney Rights are not exercisable following the acquisition of shares of Common Stock by an Acquiring Person as described in this paragraph until the expiration of the period during which the Disney Rights may be redeemed as described below. In addition, after the occurrence of an event described in the first sentence of this paragraph, Disney Rights that are (or, under certain circumstances, Disney Rights that were) beneficially owned by an Acquiring Person will be null and void.

    Unless the Disney Rights are redeemed earlier, if, after the Stock Acquisition Date, Disney is acquired in a merger or other business combination (in which Disney is not the surviving corporation or in which any shares of Common Stock are converted or exchanged) or more than 50% of the assets or earning power of Disney and its subsidiaries (taken as a whole) are sold or transferred in one transaction or a series of related transactions, the Disney Rights Agreement provides that proper provision shall be made so that each holder of record of a Disney Right will from and after that time have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company which has a market value at the time of such transaction equal to twice the Purchase Price.

    Fractions of shares of Series R Preferred Stock may, at the election of Disney, be evidenced by depositary receipts. Disney may also issue cash in lieu of fractional shares of Series R Preferred Stock which are not integral multiples of one one-hundredth of a share.

    At any time until ten days following the Stock Acquisition Date (subject to extension by Disney's Board of Directors), Disney's Board of Directors may cause Disney to redeem the Disney Rights in whole, but not in part, at a price of $.01 per Disney Right, subject to adjustment to reflect any stock split, stock dividend or similar transaction. Immediately upon the action of Disney's Board of Directors authorizing redemption of the Disney Rights, the right to exercise the Disney Rights will terminate, and the holders of the Disney Rights will only be entitled to receive the redemption price without any interest thereon.

    As long as the Disney Rights are redeemable, Disney may, except with respect to the redemption price, the number of one one-hundredths of a share of Series R Preferred Stock for which a Disney Right is exercisable, or the date of expiration of the Disney Rights, amend the Disney Rights in any manner, including an amendment to extend the time period in which the Disney Rights may be redeemed. At any time when the Disney Rights are not redeemable, subject to the foregoing exceptions and except for certain limitations regarding amendments of time periods (including the time period during which the Disney Rights may be redeemed), Disney may amend the Disney Rights in any manner that does not adversely affect the interests of holders of the Disney Rights as such.

    Until a Disney Right is exercised, the holder, as such, will have no rights as a stockholder of Disney, including, without limitation, the right to vote or to receive dividends.

    The foregoing description of the Disney Rights does not purport to be complete and is qualified in its entirety by reference to the Disney Rights Agreement, which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

CERTAIN ANTI-TAKEOVER EFFECTS

    GENERAL. Certain provisions of the Disney Certificate of Incorporation and the Delaware General Corporation Law (the "DGCL") may have the effect of impeding the acquisition of control of Disney by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by Disney's Board of Directors. The provisions described below have the effect of reducing the vulnerability of Disney to an unsolicited proposal for the restructuring or sale of all or substantially all of the assets of Disney or an unsolicited takeover attempt which is unfair to Disney stockholders. The summary of such provisions set forth below does not purport to be complete and is qualified in its entirety by reference to the Disney Certificate of Incorporation and the DGCL.

    Disney's Board of Directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, Disney's Board of Directors expressly reserves the right to introduce such measures in the future.

    CLASSIFIED BOARD UNTIL 2001. The Disney Certificate of Incorporation provides that Disney's Board of Directors shall consist of not less than nine nor more than 21 directors, with the exact number of directors to be determined from time to time by Disney's Board of Directors. Disney's Board of Directors is currently divided into three classes, and each director who was elected during the annual meeting of Disney's stockholders in 1998 or prior thereto will serve for the full three-year term for which he or she was elected. Following the annual meeting of Disney's stockholders in 1998, however, the Disney Certificate of Incorporation provides that each newly elected director shall serve only until the first annual meeting following the annual meeting at which he or she is elected, which will have the effect of phasing out the classification of Disney's Board of Directors. Commencing with the annual meeting of Disney's stockholders in 2001, Disney's Certificate of Incorporation provides that the foregoing classification of Disney's Board of Directors shall cease, and all directors shall be of one class.

    BUSINESS COMBINATIONS. Section 203 of the DGCL restricts a wide range of transactions ("business combinations") between a corporation and an interested stockholder. An "interested stockholder" is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation's outstanding voting stock. Business combinations are broadly defined to include
(i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation's assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to,
(iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time such person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation's voting stock (excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation contains a provision expressly electing not to be governed by the statute; however, the Disney Certificate does not contain a provision electing to "opt-out" of Section 203.

    SUPERMAJORITY REQUIREMENTS. In addition to the requirements of Section 203 of the DGCL, the Disney Certificate of Incorporation provides that the affirmative vote of four-fifths of the outstanding stock of Disney entitled to vote shall be required for (i) any merger or consolidation to which Disney, or any of its subsidiaries, and an Interested Person (as defined below) are parties; (ii) any sale or other disposition by Disney, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;
(iii) any purchase or other acquisition by Disney, or any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and
(iv) any other transaction with an Interested Person which requires the approval of the stockholders of Disney under the DGCL; except that the foregoing shall not apply to any transaction if (a) such transaction is authorized by a resolution of Disney's Board of Directors, provided that a majority of the members of Disney's Board of Directors voting for the approval of such transaction were duly elected and acting members of Disney's Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person, or (b) the provision of a vote in excess of that required by the DGCL for such transaction violates the express provisions of the DGCL. An "Interested Person" is any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, 5% or more of any class of voting securities of Disney.

    SPECIAL MEETINGS. Pursuant to the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Disney Certificate of Incorporation provides that special meetings of stockholders may only be called by Disney's Board of Directors, the Chairman of Disney's Board of Directors, or the President of Disney.

    RIGHTS PLAN. The Disney Rights issued under the Disney Rights Plan have certain anti-takeover effects because they will result in substantial dilution to a person or group that attempts to acquire, or merge with, Disney without conditioning the offer on the Disney Rights being rendered inapplicable. See "Description of Common Stock--Rights Plan."

    ADDITIONAL AUTHORIZED SHARES OF CAPITAL STOCK. The additional shares of authorized Common Stock and Preferred Stock available for issuance under the Disney Certificate of Incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control of Disney.

                            DESCRIPTION OF WARRANTS

    Disney may issue, together with other Securities or separately, warrants for the purchase of (i) Debt Securities ("Debt Warrants"), (ii) Preferred Stock ("Preferred Stock Warrants"), or (iii) Common Stock ("Common Stock Warrants" and, together with the Debt Warrants and the Preferred Stock Warrants, the "Warrants").

    The Warrants will be issued under Warrant Agreements (as defined below) to be entered into between Disney and a bank or trust company, as warrant agent (the "Warrant Agent"), all to be set forth in the applicable Prospectus Supplement relating to any or all Warrants in respect of which this Prospectus is being delivered. Copies of the form of agreement for each Warrant (each a "Debt Securities Warrant Agreement", a "Preferred Stock Warrant Agreement" or a "Common Stock Warrant Agreement", as the case may be, or collectively the "Warrant Agreements"), including the forms of certificates representing the Warrants (the "Debt Warrant Certificates", the "Preferred Stock Warrant Certificates" or the "Common Stock Warrant Certificates", as the case may be, or collectively, the "Warrant Certificates"), and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, are or will be filed as exhibits to the Registration Statement of which this Prospectus forms a part.

    The following description sets forth certain general terms and provisions of the Warrants to which any Prospectus Supplement may relate. The particular terms of the Warrants to which any Prospectus Supplement may relate and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the applicable Prospectus Supplement. The following summary of certain provisions of the Warrants, Warrant Agreements and Warrant Certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the Warrant Agreements and Warrant Certificates, including the definitions therein of certain terms.

GENERAL

    The Prospectus Supplement shall set forth the terms of the Warrants in respect of which this Prospectus is being delivered as well as the related Warrant Agreement and Warrant Certificates, including the following, where applicable: (a) the principal amount of Debt Securities and/or the number of shares of Preferred Stock or Common Stock, as the case may be, purchasable upon exercise of the Warrants; (b) the designation and terms of the Debt Securities or Preferred Stock, as the case may be, purchasable upon exercise thereof and of any related Debt Securities or Preferred Stock with which such Warrants are issued; (c) the procedures and conditions relating to the exercise of the Warrants; (d) the date, if any, on and after which such Warrants and the related Debt Securities or Preferred Stock, as the case may be, will be separately transferable; (e) the offering price of the Warrants, if any; (f) the principal amount of Debt Securities or the number of shares of Preferred Stock or Common Stock, as the case may be, purchasable upon exercise of each Warrant and the initial price at which such principal amount of Debt Securities or shares of Preferred Stock or Common Stock, as the case may be, may be purchased upon such exercise; (g) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire; (h) a discussion of any material United States federal income tax considerations applicable to the exercise of the Warrants; (i) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered; (j) call provisions of the Warrants, if any; (k) antidilution provisions of the Warrants, if any; and
(l) any other material terms of the Warrants.

EXERCISE OF WARRANTS

    Each Warrant will entitle the holder to purchase for cash such principal amount of Debt Securities or such number of shares of Preferred Stock or Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable Prospectus Supplement relating to the Warrants offered thereby. Unless otherwise specified in the applicable Prospectus Supplement, Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement at any time up to 5:00 p.m. New York City time on the expiration date set forth in the applicable Prospectus Supplement. After 5:00 p.m. New York City time on the expiration date, unexercised Warrants will become void. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, Disney will, as soon as practicable, issue the Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

NO RIGHTS OF SECURITY HOLDER PRIOR TO EXERCISE

    Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise and will not be entitled to (i) in the case of Debt Warrants, payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise or (ii) in the case of Preferred Stock Warrants and Common Stock Warrants, the right to vote or to receive dividend payments on the Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise.

EXCHANGE OF WARRANT CERTIFICATES

    Warrant Certificates will be exchangeable for new Warrant Certificates of different denominations at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement.

                              PLAN OF DISTRIBUTION

    Disney may sell Securities to one or more underwriters for public offering and sale by them or may sell Securities to investors directly or through agents or dealers. Any such underwriter or agent involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement. Securities offered pursuant to a particular Prospectus Supplement are referred to herein as "Offered Securities." The Company may also sell Offered Securities to an agent as principal.

    Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Disney also may, from time to time, authorize underwriters acting as its agents to offer and sell the Offered Securities upon the terms and conditions set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from Disney in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent.

    If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, Disney will sell such Offered Securities to such dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

    Any underwriting compensation paid by Disney to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled under agreements with Disney to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by Disney for certain expenses.

    If so indicated in an applicable Prospectus Supplement, Disney will authorize dealers acting as its agents to solicit offers by certain institutions to purchase Offered Securities from Disney at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount or offering price of Offered Securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of Disney.

    Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

    The Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for any of the Securities.

                                 LEGAL MATTERS

    Certain legal matters with respect to the legality of the Securities being offered hereby will be passed upon for Disney by O'Melveny & Myers LLP, Los Angeles, California.

                                    EXPERTS

    The consolidated financial statements and related schedules of Disney incorporated in this Prospectus by reference to Disney's Annual Report on Form 10-K for the year ended September 30, 1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of Capital Cities/ABC, Inc. incorporated by reference in this Prospectus from Disney's Current Report on Form 8-K dated March 30, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements referred to above are incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                                  THE COMPANY
                            THE WALT DISNEY COMPANY
                          500 SOUTH BUENA VISTA STREET
                           BURBANK, CALIFORNIA 91521

                             TRUSTEE, REGISTRAR AND
                                  PAYING AGENT
                                 CITIBANK, N.A.
                                111 WALL STREET
                            NEW YORK, NEW YORK 10043

                                 LEGAL ADVISORS

               TO THE COMPANY:                             TO THE UNDERWRITERS:

            O'MELVENY & MYERS LLP                     SIDLEY AUSTIN BROWN & WOOD LLP
            400 SOUTH HOPE STREET                        10877 WILSHIRE BOULEVARD
        LOS ANGELES, CALIFORNIA 90071                  LOS ANGELES, CALIFORNIA 90024

                 INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY
                           PRICEWATERHOUSECOOPERS LLP
                             1880 CENTURY PARK EAST
                                   SUITE 1200
                         LOS ANGELES, CALIFORNIA 90067

                          [GRAPHIC -- BACKGROUND MAP]

                                  $750,000,000

                                     [LOGO]

                      4.875% GLOBAL NOTES DUE JULY 2, 2004

                           --------------------------

                               PRICING SUPPLEMENT

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                                LEHMAN BROTHERS
                            BEAR, STEARNS & CO. INC.
                                  BNP PARIBAS
                              SALOMON SMITH BARNEY